Exhibit 10.79

                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                          RICOCHET ENERGY, INC., ET AL

                                   AS SELLERS

                                       AND

                               BARON ENERGY, INC.

                                    AS BUYER

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                                      INDEX

                                                                            PAGE
                                                                            ----

ARTICLE 1. DEFINITIONS........................................................1

ARTICLE 2.  SALE AND PURCHASE.................................................6

ARTICLE 3. PURCHASE PRICE.....................................................6

     3.1    Purchase Price....................................................6
     3.2    Earnest Money Deposit.............................................7
     3.3    Allocation........................................................7
     3.4    Preferential Rights...............................................7
     3.5    Consents..........................................................7

ARTICLE 4. REVIEW BY BUYER....................................................8

     4.1    Review of Records.................................................8
     4.2    Alleged Adverse Matters...........................................8
     4.3    Adjustment of Purchase Price for Title Defects....................8
     4.4    Waiver............................................................9

ARTICLE 5. INSPECTION OF PROPERTIES..........................................10

ARTICLE 6.  ACCOUNTING.......................................................10

     6.1    Revenues, Expenses and Capital Expenditures......................10
     6.2    Taxes............................................................10
     6.3    Obligations and Credits..........................................10
     6.4    Gas Imbalances...................................................11
     6.5    Miscellaneous Accounting.........................................11
     6.6    Final Accounting Settlement......................................11
     6.7    Post-Final Accounting Settlement.................................11
     6.8    Audit Rights.....................................................11

ARTICLE 7.  CASUALTY AND CONDEMNATION........................................12

ARTICLE 8. INDEMNITIES.......................................................12

     8.1    Sellers' Indemnity Obligations (excluding Environmental Claims)..12
     8.2    Buyer's Indemnity Obligations (excluding Environmental Claims)...13
     8.3    Environmental Claims.............................................13
     8.4    Asbestos and NORM................................................13
     8.5    Notice and Cooperation...........................................14
     8.6    Defense of Claims................................................14
     8.7    Waiver of Certain Damages........................................14
     8.8.   Limitation on Indemnities........................................14
     8.9.   Sole Remedy......................................................15

ARTICLE 9.  WARRANTIES AND DISCLAIMERS.......................................15

     9.1    Special Warranty of Title........................................15

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     9.2    Disclaimer - Representations and Warranties......................15
     9.3    Disclaimer - Statements and Information..........................15

ARTICLE 10.  SELLERS' REPRESENTATIONS AND WARRANTIES.........................16

     10.1   Organization and Good Standing...................................16
     10.2   Corporate Authority; Authorization of Agreement..................16
     10.3   No Violations....................................................16
     10.4   Absence of Certain Changes.......................................16
     10.5   Operating Costs..................................................17
     10.6   Litigation and Other Disputes....................................17
     10.7   Bankruptcy.......................................................17
     10.8   Material Contracts...............................................17
     10.9   Consents and Preferential Rights.................................17
     10.10  Compliance with Law and Permits..................................17
     10.11  Environmental Compliance.........................................18
     10.12  Status of Contracts..............................................18
     10.13  Production Burdens, Taxes, Expenses and Revenues.................18
     10.14  Production Sales Matters.........................................18
     10.15  Capital Commitments..............................................19
     10.16  Limitation on Representations....................................19
     10.17  Brokers..........................................................19

ARTICLE 11. BUYER'S REPRESENTATIONS AND WARRANTIES...........................19

     11.1   Organization and Good Standing...................................19
     11.2   Corporate Authority; Authorization of Agreement..................19
     11.3   No Violations....................................................19
     11.4   SEC Disclosure...................................................20
     11.5   Independent Evaluation...........................................20
     11.6   Buyer's Reliance.................................................20
     11.7   Qualified Leaseholder............................................20
     11.8  Brokers...........................................................20

ARTICLE 12. ADDITIONAL AGREEMENTS............................................20

     12.1   Covenants of Sellers.............................................20
     12.2   Notice of Loss...................................................21
     12.3   Subsequent Operations............................................21
     12.4   Buyer's Assumption of Obligations................................21
     12.5   Records..........................................................21

ARTICLE 13. DISPUTE RESOLUTION...............................................21

     13.1  Independent Expert................................................21
     13.2  Rules and Procedure...............................................22

ARTICLE 14. CONDITIONS PRECEDENT TO CLOSING..................................22

     14.1   Conditions Precedent to Sellers' Obligation to Close.............22
     14.2   Conditions Precedent to Buyer's Obligation to Close..............23

ARTICLE 15. TERMINATION......................................................23

     15.1   Grounds for Termination..........................................23

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     15.2   Effect of Termination............................................24
     15.3   Dispute over Right to Terminate..................................24
     15.4   Return of Documents..............................................24
     15.5   Confidentiality..................................................24

ARTICLE 16. THE CLOSING......................................................24

     16.1.  Preliminary Closing Statement....................................24
     16.2   Obligations of Sellers at Closing................................25
     16.3   Obligations of Buyer at Closing..................................25
     16.4   Site of Closing..................................................26
     16.5   Adjustments to Purchase Price at the Closing.....................26

ARTICLE 17. MISCELLANEOUS....................................................27

     17.1   Notices..........................................................27
     17.2   Conveyance Costs.................................................27
     17.3   Brokers' Fees....................................................27
     17.4   Further Assurances...............................................28
     17.5   Survival of Representations and Warranties.......................28
     17.6   Amendments and Severability......................................28
     17.7   Successors and Assigns...........................................28
     17.8   Headings.........................................................28
     17.9   Governing Law....................................................28
     17.10  No Partnership Created...........................................28
     17.11  Public Announcements.............................................29
     17.12  No Third Party Beneficiaries.....................................29
     17.13  Deceptive Trade Practices........................................29
     17.14  Tax Deferred Exchange Election...................................29
     17.15  Not to be Construed Against Drafter..............................29
     17.16  Entire Agreement.................................................29
     17.17  Conspicuousness of Provisions....................................29
     17.18  Execution in Counterparts........................................29
     17.19  Affiliated Entity as Buyer and/or Operator.......................30

                                 EXHIBITS

EXHIBIT A -  DESCRIPTION OF PROPERTIES
EXHIBIT B -  NONE
EXHIBIT C -  ASSIGNMENT AND BILL OF SALE
EXHIBIT D -  CERTIFICATE
EXHIBIT E -  NON-FOREIGN AFFIDAVIT
EXHIBIT F -  LIST OF CONTRACTS
EXHIBIT G -  LITIGATION AND CLAIMS
EXHIBIT H -  ALLOCATION OF PURCHASE PRICE
EXHIBIT I -  GAS IMBALANCES
EXHIBIT J -  APPROVALS AND PREFERENTIAL RIGHTS
EXHIBIT K -  VIOLATIONS OF LAWS
EXHIBIT L -  PRODUCTION SALES MATTERS
EXHIBIT M -  CAPITAL COMMITMENTS
EXHIBIT N -  AFFILIATED ENTITY FORM OF ASSIGNMENT

ADDENDUM I - IDENTIFICATION OF RICOCHET PARTIES

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                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is dated May 29, 2014 (the "Effective Date") by and between RICOCHET ENERGY, INC., a Texas corporation, with an office at 16111 Via Shavano, San Antonio, Texas 78249 ("Ricochet"), for itself and as limited agent for all of the parties listed in Addendum I (Ricochet, together with the parties in said Addendum I being hereinafter referred to as the "Ricochet Parties"), VAQUILLAS ENERGY EAST PEARSALL, LTD., LLP, a Texas limited partnership, and VAQUILLAS ENERGY RE-ENTRY LTD., LLP, a Texas limited partnership, (collectively "Vaquillas"), JOB ENERGY PARTNERS II, LTD., a Texas limited partnership, LORD'S ENERGY, LTD., a Texas limited partnership, HUBBERD-SMITH ENERGY INVESTMENTS, LTD., a Texas limited partnership, NETTLESHIP ENERGY INVESTMENTS, LTD., a Texas limited partnership, LAREDO GATEWAY ENERGY, LTD., a Texas limited partnership, and BORDEN JENKINS, an individual (collectively called "Sellers") and BARON ENERGY, INC., a Nevada corporation, with an office at 300 S.C.M. Allen Parkway, Suite 400, San Marcos, Texas 78666 (hereinafter referred to as "Buyer"), and is based on the following premises:

     WHEREAS, Sellers desire to sell, assign and convey to Buyer and Buyer desires to purchase and accept certain oil and gas properties and related interests; and

     WHEREAS, the parties have reached agreement regarding such sale and purchase.

     NOW, THEREFORE, for valuable consideration and the mutual covenants and agreements herein contained, Sellers and Buyer agree as follows:

                             ARTICLE 1. DEFINITIONS

     1. Definitions: In this Agreement, capitalized terms have the meanings provided in this Article 1, unless expressly provided otherwise in other Articles. All defined terms include both the singular and the plural. All references to Articles or Sections refer to Articles or Sections in this Agreement, and all references to Exhibits refer to the Exhibits attached to this Agreement. The Exhibits which are attached hereto are incorporated in and made a part of this Agreement.

     "Accounting Referee" has the meaning set forth in Section 6.8.

     "Affiliate" means and includes any entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the entity specified.

     "Alleged Adverse Matters" has the meaning set forth in Section 4.2.

     "Alleged Title Defect" means a Title Defect (as hereinafter defined) which is asserted by Buyer in accordance with Section 4.3.

     "Assignment and Bill of Sale" means a document in the form of Exhibit C.

     "Assumed Obligations" has the meaning set forth in Section 12.4.

     "Business Day" means a Day (as hereinafter defined) excluding Saturdays, Sundays and U.S. legal holidays.

     "Casualty Loss" means any loss, damage or reduction in value resulting from mechanical failure or defects, catastrophic occurrences, acts of God and any other losses which are not the result of normal wear and tear or of natural reservoir changes.

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     "Certificate" means a document in the form of Exhibit D.

     "Claim" means any and all claims, demands, suits, causes of action, investigations, administrative proceedings, other legal proceedings, losses, damages, liabilities, judgments, assessments, settlements, fines, notices of violation, penalties, interest, obligations, responsibilities and costs(including reasonable attorneys' fees and costs of litigation) of any kind or character(whether or not asserted prior to the date hereof, and whether known or unknown, fixed or unfixed, conditional or unconditional, based on negligence, strict liability or otherwise, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise) which are brought by or owed to a Third Party (as hereinafter defined).

     "Close" or "Closing" means the consummation of the transfer of title to the Properties to Buyer, including execution and delivery of all documents provided herein.

     "Closing Date" means 60 days after the Effective Date or such other date as may be mutually agreed upon by the parties or on which Closing occurs in accordance with the terms of this Agreement.

     "Day" means a calendar day consisting of twenty-four (24) hours from midnight to midnight.

     "Defensible Title" means, as to the Leases, such title held by Sellers that, subject to and except for the Permitted Encumbrances (as hereinafter defined):

     (a) Entitles Sellers to own and receive payment of revenues for not less than the "Net Revenue Interests" set forth on Exhibit A of all oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from the Leases;

     (b) Obligates Sellers to bear costs and expenses relating to the ownership, operation, maintenance and repair of the wells and facilities located on or attributable to the Leases in an amount not greater than the "Working Interests" set forth on Exhibit A, unless there is a corresponding proportionate increase in the Net Revenue Interests; and

     (c) Is free and clear of all liens, encumbrances, burdens and defects (except mortgages or liens that will be fully released at or prior to the Closing) that a reasonable and prudent person engaged in the business of ownership, development and operation of oil and gas properties with knowledge of all applicable facts and circumstances and the understanding of their legal significance would not be willing to accept with respect to portions of the Leases affected thereby.

     "Earnest Money Deposit" has the meaning set forth in Section 3.2.

     "Effective Time" means the first day of the month in which Closing occurs at 12:01 a.m., local time where the Properties are located.

     "Environmental Claims" means all Claims for pollution or environmental damages of any kind, including without limitation, those relating to:
(a)remediation and/or clean-up thereof, (b) damage to and/or loss of any property or resource, and/or (c) injury or death of any person(s) whomsoever, including without limitation Claims relating to breach of Environmental Laws, common law causes of action such as negligence, gross negligence, strict liability, nuisance or trespass, or fault imposed by statute, rule, regulation or otherwise(but specifically excluding any Claims relating to asbestos or NORM (as hereinafter defined), which are covered by Section 8.4 hereof), and including all costs associated with remediation and clean up, and fines and penalties associated with any of the foregoing.

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     "Environmental Laws" means all laws, statutes, ordinances, permits, orders, judgments, rules or regulations which are promulgated, issued or enacted by a governmental entity having appropriate jurisdiction that, (a) relate to the prevention of pollution or environmental damage, (b) the remediation of pollution or environmental damage, or (c) the protection of the environment generally; including without limitation, the Clean Air Act, as amended, the
Clean  Water  Act,  as  amended,  the  Comprehensive   Environmental   Response,
Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substance and Control Act, as amended, the Superfund Amendments and Reauthorization Act of1986, as amended, the Hazardous and the Solid Waste Amendments Act of 1984, as amended, and the Oil Pollution Act of 1990, as amended.

     "Excluded Assets" means the following properties, interests and rights (contractual or otherwise), that are expressly retained by Sellers:

     (a) all rights and causes of action arising, occurring or existing in favor of Sellers to the extent attributable to the period prior to the Effective Time or arising out of the ownership of, operation of or production from the Properties prior to the Effective Time;

     (b) all Hydrocarbons produced from or attributable to the Leases with respect to all periods prior to the Effective Time, together with all proceeds from the sale of such Hydrocarbons;

     (c) all claims of Sellers for refunds of or loss carry forwards with respect to (i) ad valorem, severance, production or any other taxes attributable to any period prior to the Effective Time, (ii) income or franchise taxes, or
(iii) any taxes attributable to the other Excluded Assets, and such other refunds, and rights thereto, for amounts paid in connection with the Properties and attributable to the period prior to the Effective Time;

     (d) all other proceeds, income, royalties or revenues (and any security or other deposits made) attributable to (i) the Properties for any period prior to the Effective Time, or (ii) any other Excluded Assets;

     (e) all of Sellers' motor vehicles, personal computers and associated peripherals and all radio, telephone and other communication equipment;

     (f) all of Sellers' proprietary computer software, technology, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property;

     (g) except to the extent included within the definition of the Records, all
of  Sellers'   rights  and  interests  in  geological  and   geophysical   data,
specifically including all seismic licenses and permits of Sellers;

     (h) all documents and instruments of Sellers that may be protected by an attorney-client privilege;

     (i) data and other information that cannot be disclosed or assigned to Buyer as a result of confidentiality or similar arrangements under agreements with persons unaffiliated with any Seller;

     (j) all rights, interests and obligations under that certain Prospect Generation and Exploration Agreement dated December 17, 2003, between Vaquillas

                                       3
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Energy, Ltd. and Ricochet Energy,  Inc., as amended, and the Prospect Generation and Exploration Agreement dated May 25, 2013, between JOB Energy Partners II, Ltd. and Ricochet Energy, Inc., as amended;

     (k) any assets excluded from the transactions contemplated by this Agreement pursuant to Sections 3.4, 3.5 and 4.3, if any; and

     (l) all general corporate, partnership, income tax and financial records of Sellers.

     "Final Accounting Settlement" has the meaning set forth in Section 6.6.

     "Final Settlement Date" has the meaning set forth in Section 6.6.

     "Hydrocarbons" has the meaning given to such term in the definition of Properties.

     "Laws" means any and all applicable laws, statutes, ordinances, permits, decrees, orders, judgments, rules or regulations (including without limitation Environmental Laws) which are promulgated, issued or enacted by a governmental entity having appropriate jurisdiction.

     "Leases" has the meaning given to such term in the definition of Properties.

     "Material Contracts" means those contracts listed on Exhibit F.

     "Non-Foreign Affidavit" means a document in the form of Exhibit E.

     "NORM" means naturally occurring radioactive materials.

     "Permitted Encumbrances" means:

     (a) Royalties, overriding royalties, production payments, reversionary interests, convertible interests, net profits interests, division orders and similar burdens encumbering the Properties as of the Effective Time to the extent the net cumulative effect of such burdens do not operate to (i)reduce the net revenue interests of the Properties to less than the net revenue interests set forth on Exhibit A or (ii) cause an increase in the working interest in any Property from that shown on Exhibit A without a proportionate increase in the net revenue interest for such Property;

     (b) Preferential purchase rights and required consents to assignment and similar contractual provisions encumbering the Properties with respect to which, prior to Closing, (i) waivers or consents are obtained from the appropriate parties, or (ii) notices have been given for the transaction contemplated hereby and the appropriate time period for asserting such rights have expired without an exercise of such rights;

     (c) Preferential purchase rights encumbering the Properties which are exercised by a Third Party, if the affected Properties are withdrawn from this sale transaction and handled in accordance with Section 3.4;

     (d) All rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of the Properties, if the same are customarily obtained subsequent to the transfer of title;

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     (e)  Rights  reserved  to or  vested  in  any  governmental  entity  having appropriate jurisdiction to control or regulate the Properties in any manner whatsoever, and all Laws of any such governmental entity;

     (f) Easements, rights-of-way, servitudes, surface leases, sub-surface leases, pipelines, platforms, facilities, utility lines, telephone lines, power lines, and structures on, over and through the Properties, to the extent such rights, interests or structures do not materially interfere with the operation of the Properties;

     (g) Liens for taxes or assessments not yet due or not yet delinquent or, if delinquent, that are being contested by Sellers in good faith in the normal course of business;

     (h) Liens of operators relating to obligations not yet due or not yet delinquent;

     (i) The Material Contracts; and

     (j) Alleged  Adverse Matters and Title Defects which Buyer has waived under
Section 4.4.

     "Properties" means the following properties (real, personal or mixed) and rights (contractual or otherwise), other than the Excluded Assets:

     (a) All of Sellers' right, title and interest in, to and under or derived from the oil and gas leasehold interests, record title interests, operating rights interests, fee interests, mineral interests and overriding royalty interests described on Exhibit A (collectively, the "Leases");

     (b) All of Sellers' right, title and interest in and to, or derived from, all of the presently existing and valid unitization and pooling agreements and units (including all units formed by voluntary agreement and those formed under the rules, regulations, orders or other official acts of any governmental entity having appropriate jurisdiction) to the extent they relate to any of the interests which are expressly described on Exhibit A;

     (c) All of Sellers' right, title and interest in and to all oil, gas and associated liquid and gaseous hydrocarbons (collectively, the "Hydrocarbons") produced from or attributable to Sellers' interest in the Leases and attributable to the period from and after the Effective Time;

     (d) All of Sellers' right, title and interest in and to, or derived from, all of the presently existing and valid oil sales contracts, casing head gas sales contracts, gas sales contracts, processing contracts, gathering contracts, transportation contracts, easements, rights-of-way, servitudes, surface leases and other contracts (including the Material Contracts), to the extent the same are assignable and relate to any of the interests which are expressly described on Exhibit A;

     (e) All of Sellers' right, title and interest in and to all personal property and improvements (collectively, the "Equipment"), including without limitation, wells (whether producing, plugged and abandoned, shut-in, injection, disposal or water supply), tanks, boilers, platforms, buildings, fixtures, machinery, equipment, pipelines, utility lines, power lines, telephone lines, telegraph lines and other appurtenances located on, in, under and about the Leases, to the extent the same are situated upon and used or held for use by Sellers solely in connection with the ownership, operation, maintenance and repair of the interests which are expressly described on Exhibit A, subject to the reservations stated below;

     (f) All of Sellers' Records to the extent the same are assignable and relate to any of the interests which are expressly described on Exhibit A;

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     (g) All franchises,  licenses, permits, approvals,  consents,  certificates and other authorizations and other rights granted by governmental authorities and all certificates of convenience or necessity, immunities, privileges, grants and other rights that relate to the Properties or the ownership or operation of any thereof, to the extent the same are assignable (the "Permits"); and

     (h) All (i) accounts, instruments and general intangibles (as such terms are defined in the Uniform Commercial Code of Texas) attributable to the Properties with respect to any period of time on or after the Effective Time, and (ii) liens and security interests in favor of Sellers, whether choate or inchoate, under any law, rule or regulation or under any of the Material Contracts (a) arising from the ownership, operation or sale or other disposition of Hydrocarbons on or after the Effective Time of any of the Properties or (b) arising in favor of Sellers whether by contract or statute as the operator or non-operator of certain of the Properties.

     "Purchase Price" has the meaning set forth in Section 3.1.

     "Records" means all of Sellers' books, records and files related to the Properties, including all (i) abstracts, title opinions, title reports, environmental site assessments, environmental compliance reports, lease and land files, surveys, analyses, compilations, correspondence, filings with and reports to regulatory agencies and other documents and instruments to the extent same relate to the Properties, (ii) computer databases that are owned by or licensed to Sellers to the extent same relate to the Properties, (iii) geophysical and geological information (to the extent same may be assigned or transferred without restriction, or without the consent of or payment to any third party), and all engineering, exploration, production and other technical data, magnetic field recordings, digital processing tapes, field prints, summaries, reports and maps, whether written or in electronically reproducible form, that are in the possession of Sellers and relate to the Properties and (iv) all other books, records, files and magnetic tapes containing title or other information that are in the possession of Sellers and relate to the Properties (the "Data"), but specifically excluding (i) previous offers and economic analyses associated with the acquisition, sale or exchange of the Properties, (ii) interpretive information, (iii) personnel information, (iv) corporate, legal, financial and tax information, (v) information covered by a non-disclosure obligation,
(vi)information covered by a legal privilege and (vii) any other information that Sellers do not have the right to assign to Buyer.

     "Title Adjustment" has the meaning set forth in Section 4.3.

     "Title/Casualty Basket Amount" means the sum of U.S. $50,000.

     "Title  Defect"  means  any  lien,  encumbrance,   encroachment  or  defect
associated   with  Sellers'  title  to  the  Properties   (excluding   Permitted
Encumbrances) that would cause Sellers not to have Defensible Title.

     "Third Party" means any person or entity, governmental or otherwise, other than Sellers and Buyer.

                          ARTICLE 2. SALE AND PURCHASE

     On the Closing Date, effective as of the Effective Time, and upon the terms and conditions herein set forth, Sellers agree to sell and assign the Properties to Buyer and Buyer agrees to buy and accept the Properties.

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                            ARTICLE 3. PURCHASE PRICE

     3.1 Purchase Price. Subject to adjustments as set forth herein, the total purchase price for the Properties shall be Seven Million Nine Hundred Thirty-Nine Thousand Two Hundred Ninety-Three Dollars (US $7,939,293.00) (the "Purchase Price"), payable in full at Closing in immediately available funds.

     3.2 Earnest Money Deposit. Upon the execution of this Agreement, Buyer shall pay to Sellers, in care of Ricochet, a deposit in the amount of Eighty-Five Thousand Dollars (US$85,000.00) (the "Earnest Money Deposit"). If Closing occurs, the Purchase Price shall be credited by the amount of the Earnest Money Deposit. If Closing does not occur, the Earnest Money Deposit shall be refunded to Buyer, unless (a) Closing does not occur because of Buyer's failure or refusal to Close in breach of this Agreement or (b) because the conditions precedent to Sellers' obligation to Close provided in Section 14.1 are unmet at the time set for Closing, in which case Sellers shall retain the Earnest Money Deposit as liquidated damages and not as a penalty. If, however, in the case of either (a) or (b) above, any conditions precedent to Buyer's obligation to Close provided in Section 14.2 are unmet at the time set for Closing, Sellers shall not be entitled to retain the Earnest Money Deposit as hereinabove provided. In the event that Closing occurs after July 31, 2014, through no fault of Sellers, interest shall be payable on the Purchase Price from July 31, 2014 through and including the Closing Date at the rate of ten percent (10%) per annum.

     3.3 Allocation. Attached hereto as Exhibit H is Buyer's good faith allocation of the Purchase Price which Sellers approve for purposes of allocating the Purchase Price among the Properties, and which shall be used in providing any required preferential purchase right notifications.

     3.4 Preferential Rights. If any of the Properties are burdened with preferential purchase rights, the assignment of the Properties subject to such preferential rights shall be conditioned upon Sellers obtaining the necessary waiver or expiration of such right, and this Agreement shall not constitute an assignment or attempted assignment thereof without such waiver or expiration. If the time for exercising any preferential purchase right has not expired and the holder thereof has not waived the same prior to the Closing Date, the Property affected by such preferential right shall be conveyed to Buyer at Closing, subject to the preferential right and without any reduction in the Purchase Price. If the holder of the preferential right elects to purchase the Property affected by the preferential right after Closing, Buyer shall be obligated to convey such Property to the holder of such preferential right and Buyer shall be entitled to the proceeds resulting therefrom. If, prior to Closing, a holder of a preferential purchase right notifies Sellers that it intends to exercise its rights with respect to any of the Properties to which its preferential purchase right applies, the Properties covered by said preferential purchase right shall be excluded from the Properties to be conveyed to Buyer, and the Purchase Price shall be reduced by the value allocated to said Properties by Buyer in accordance with Section 3.3. If the holder of the preferential purchase right fails to consummate the purchase of the Properties, Sellers shall promptly notify Buyer in writing. Within five (5) Business Days after Buyer's receipt of such notice or the Closing Date, whichever is later, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, such Properties under the terms of this Agreement for a price equal to the aforesaid value allocated to such Properties. Notwithstanding the foregoing, Buyer shall have no obligation to purchase such Properties if Buyer is not notified in writing of the preferential purchase right holder's failure to consummate the purchase of such Properties within sixty (60) Days following Closing.

     3.5 Consents. If any of the oil, gas or mineral leases which are part of the Properties require the consent of a Third Party to assign Sellers' interest therein, the assignment of such lease(s) subject to consent requirements shall be conditioned upon Sellers obtaining such consent prior to Closing (except for
(i) any consents to assignment that cannot be unreasonably withheld, or words of similar effect, and for which the third party has not objected to the transfer or affirmatively stated that the consent to assignment will not be forthcoming; and (ii) consents from governmental bodies customarily obtained after

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
assignment, which shall not be required to be obtained prior to Closing). With respect to any leasehold interest for which consent is not obtained prior to Closing, such interest shall not be conveyed to Buyer at Closing and the Purchase Price shall be reduced to account for exclusion of the affected Property. If Sellers obtain the required consent(s) within sixty (60) days following Closing, Sellers shall sell and Buyer shall purchase the interest(s) affected thereby under the terms of this Agreement for a price equal to the Purchase Price adjustment made therefore at Closing. There shall be no obligations of sale or purchase of the affected interest(s) in the Properties following sixty (60) days after the Closing Date.

                           ARTICLE 4. REVIEW BY BUYER

     4.1 Review of Records. Until 5:00 p.m. local time, fifty (50) days following the Effective Date (the "EXAMINATION PERIOD"), Sellers shall make available to Buyer Records in Sellers' possession relating to the Properties. Buyer shall be entitled to review said Records and shall have a right to request a reasonable number of copies of such Records, at Buyer's expense. All information made available to Buyer during the Examination Period, whether disclosed pursuant to this Article 4 or any other provision of this Agreement, shall be maintained confidential by Buyer as provided by the terms of the Confidentiality Agreement dated December 12, 2013, between Ricochet and Buyer (the "CONFIDENTIALITY AGREEMENT"). Buyer shall also take commercially reasonable steps in order to ensure that Buyer's employees, consultants and agents comply with the provisions of the Confidentiality Agreement.

     4.2 Alleged Adverse Matters. If, as a result of Buyer's due diligence review and inspection of Sellers' Records, Buyer discovers provisions of any contract(s) (including the Material Contracts) which would (as to each such contractual or other matter discovered) have a material adverse effect on the value or operation of the Properties or any portion thereof (collectively, the "ALLEGED ADVERSE MATTERS"), then as soon as reasonably practicable after Buyer's review of the applicable Records, but in no event later than ten (10) Business Days prior to the Closing Date, Buyer shall notify Ricochet, on behalf of Sellers, in writing of any such Alleged Adverse Matters. For purposes hereof "material" means (i) as to each Alleged Adverse Matter a value or effect net to Sellers' interest in the Properties greater than Twenty Thousand Dollars (US $20,000) and (ii) as to all Alleged Adverse Matters a value or effect net to Sellers' interest in the Properties greater than One Hundred Thousand Dollars (US $100,000) in the aggregate. Buyer's notice of Alleged Adverse Matters shall include a description and full explanation of each such matter being claimed and a value which Buyer in good faith attributes to such matter. Sellers may undertake to satisfy some, all or none of Buyer's Alleged Adverse Matters at Sellers' sole cost and expense. Buyer and Sellers shall meet at least three (3) Business Days prior to the Closing Date in an attempt to mutually agree on a proposed resolution with respect to any Alleged Adverse Matters which remain uncured. For all Alleged Adverse Matters which are established by agreement of the parties or pursuant to the arbitration procedures established herein and not otherwise resolved by Sellers prior to Closing, there shall be a reduction in the Purchase Price equal to the amount or value thereof, as agreed by the parties or decided by arbitration, and an adjustment therefor shall be made in the preliminary Closing statement or in the Final Accounting Statement, as appropriate. If the parties cannot reach resolution of Alleged Adverse Matters within the time period specified above, Closing shall not be delayed, postponed or canceled, but either party has the right, exercisable within sixty (60) days after the Closing Date, to refer the same to arbitration in accordance with
Article 13. Subject to the terms of Article 13, the decision of the arbitrators regarding such dispute over Alleged Adverse Matters shall be final as between the parties.

     4.3 Adjustment of Purchase Price for Title Defects. As soon as reasonably practicable after the Examination Period in Section 4.1, but in no event later than ten (10) Business Days prior to the Closing Date, Buyer shall notify Ricochet, on behalf of Sellers, in writing of any Properties which are subject to Alleged Title Defects and/or whose net revenue interest and/or working interest is/are less than or greater than that amount specified on Exhibit A (collectively, the "Title Adjustments"). Sellers also shall promptly notify Buyer in writing of any such instances of which Sellers become aware. Notice of Title Defects or Title Adjustments shall include a description and full

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
explanation of each Title Defect and Title Adjustment being claimed and a value which Buyer in good faith attributes to each. With respect to Alleged Title Defects, Sellers may undertake to satisfy some, all or none of those raised by Buyer, at Sellers' sole cost and expense. Buyer and Sellers shall meet at least three (3) Business Days prior to the Closing Date in an attempt to mutually agree on a resolution with respect to any Alleged Title Defects or Title Adjustments which by such time have not been agreed between the parties in writing. It is recognized that good faith differences of opinion may exist between Buyer and Sellers in connection with Alleged Title Defects or Title Adjustments, including without limitation, disputes as to (i) whether or not the alleged defect constitutes a Title Defect within the meaning of this Agreement,(ii) whether or not the magnitude of such defect is great enough that Buyer is contractually entitled to assert such Title Defect, (iii) whether or not the Title Defect was properly and timely asserted by Buyer pursuant to this Article, and (iv) the appropriate upward or downward adjustment, if any, to be made to the Purchase Price on account of such Title Defect. In determining whether a portion of a Property contains a Title Defect, it is the intent of the parties to include, when possible, only that portion of the Property adversely affected. If the value properly allocated to a Title Defect cannot be determined directly from Exhibit H because the Title Defect is included within, but does not totally comprise the Property to which the allocated value relates, Sellers and Buyer shall attempt to proportionately reduce the allocated value on Exhibit
H. Closing shall not be delayed, postponed or canceled because a resolution of a Title Defect or Title Adjustment is not agreed prior to the Closing Date, except to the extent that the Alleged Title Defect being asserted is failure of Sellers' title in whole or in part to any portion(s) of the Properties (a "Material Defect"). To the extent that any portion(s) of the Properties are alleged to be affected by a Material Defect which remains on the scheduled Closing Date uncured or otherwise unresolved by the parties, such affected portion(s) of the Properties shall be excluded from the Properties conveyed to Buyer at Closing and the Purchase Price shall be reduced accordingly. If the parties cannot mutually agree on a Purchase Price adjustment for a Material Defect, Buyer shall have the right to (i) proceed to Closing and accept the Property with the Material Defect with no Purchase Price adjustment or (ii) terminate this Agreement as to the Property affected by the Material Defect and receive a Purchase Price adjustment for such Property as set forth on Exhibit H or, where applicable, the proportionate allocated value. If any difference of opinion regarding an Alleged Title Defect (excluding any Material Defect) or Title Adjustment or value of the Title Defect (excluding any Material Defect) or Title Adjustment (collectively, the "Title Defect Dispute") is not resolved by mutual agreement of Buyer and Sellers prior to the Closing Date, then either party has the right, exercisable within sixty (60) days after the Closing Date, to refer the same to arbitration in accordance with Article 13, but using one
(1)mutually agreeable arbitrator who is an attorney licensed in the state in which the Properties are located and who has at least fifteen (15) years oil and gas title experience in such state. Subject to the terms of Article 13, the decision of the arbitrator regarding Title Defect Dispute(s) shall be final as between the parties.

     NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY HAVE ANY OBLIGATIONS HEREUNDER WITH RESPECT TO ANY TITLE DEFECTS OR TITLE ADJUSTMENTS EXCEPT TO THE EXTENT THAT (I) EACH SUCH TITLE DEFECT OR TITLE ADJUSTMENT EXCEEDS TEN THOUSAND DOLLARS ($10,000) AND (II) ALL SUCH TITLE DEFECTS AND TITLE ADJUSTMENTS, TOGETHER WITH THE VALUE OF ALL CASUALTY LOSSES AND/OR TAKINGS UNDER ARTICLE 7, EXCEED IN THE AGGREGATE THE TITLE/CASUALTY BASKET AMOUNT, AND EACH PARTY HEREBY WAIVES ALL UPWARD OR DOWNWARD ADJUSTMENTS TO THE PURCHASE PRICE FOR TITLE DEFECTS AND/OR TITLE ADJUSTMENTS THE INDIVIDUAL VALUE OF WHICH IS $10,000 OR LESS AND THE CUMULATIVE VALUE OF WHICH, TOGETHER WITH THE VALUE OF ALL CASUALTY LOSSES AND/OR TAKINGS UNDER ARTICLE 7, IS LESS THAN THE TITLE/CASUALTY BASKET AMOUNT.

     4.4 WAIVER. EXCEPT FOR CLAIMS BUYER ASSERTS UNDER SELLERS' SPECIALWARRANTY OF TITLE DESCRIBED IN SECTION 9.1 AND CLAIMS ASSERTED UNDER ARTICLE 8, ALL ALLEGED ADVERSE MATTERS, ALLEGED TITLE DEFECTS AND TITLE ADJUSTMENTS WHICH ARE

NOT RAISED BY BUYER WITHIN THE TIME PERIODS PROVIDED IN SECTIONS 4.2 AND 4.3 OR WHICH ARE RAISED AND NOT THEREAFTER SUBMITTED TO ARBITRATION IN ACCORDANCE WITH SUCH SECTIONS SHALL BE DEEMED WAIVED BY BUYER FOR ALL PURPOSES AND SHALL CONSTITUTE PERMITTED ENCUMBRANCES, AND BUYERSHALL HAVE NO RIGHT TO SEEK AN
ADJUSTMENT TO THE PURCHASE PRICE, MAKE A CLAIM AGAINST SELLERS OR SEEK INDEMNIFICATION FROM SELLERS ON ACCOUNT OF THE SAME. ALL UPWARD TITLE ADJUSTMENTS WHICH ARE NOT RAISED BY SELLERS WITHIN THE TIME PERIOD PROVIDED IN
SECTION 4.3 OR WHICH ARE RAISED AND NOT THEREAFTER SUBMITTED TO ARBITRATION IN ACCORDANCE WITH SUCH SECTION SHALL BE DEEMED WAIVED BY SELLERS FOR ALL PURPOSES, AND SELLERS SHALL HAVE NO RIGHT TO SEEK AN ADJUSTMENT TO THE PURCHASE PRICE, MAKE A CLAIM AGAINST BUYER OR SEEK INDEMNIFICATION FROM BUYER ON ACCOUNT OF THE SAME.

                       ARTICLE 5. INSPECTION OF PROPERTIES

     Prior to entering into this Agreement, Ricochet, on behalf of Sellers, has allowed Buyer access to the Properties for the purpose of conducting a physical and environmental inspection thereof, and Buyer represents that it is satisfied with the condition of the Properties.

                              ARTICLE 6. ACCOUNTING

     6.1 Revenues, Expenses and Capital Expenditures. All Hydrocarbons produced prior to the Effective Time (irrespective of whether payment for the same has been made or received) which are attributable to the Properties shall belong to Sellers, and all such Hydrocarbons produced from and after the Effective Time shall belong to Buyer. Sellers shall be entitled to all revenues and related accounts receivable attributable to the ownership or operation of the Properties, and shall be responsible for all costs and expenses and related accounts payable attributable to the ownership or operation of the Properties, to the extent they relate to the time prior to the Effective Time. Buyer shall be entitled to all revenues and related accounts receivable attributable to the ownership or operation of the Properties, and shall be responsible for all costs and expenses and related accounts payable attributable to the ownership or operation of the Properties, to the extent they relate to the time from and after the Effective Time. The actual amounts or values associated with the above shall be accounted for in the Preliminary Closing Statement, if possible, or in the Final Accounting Settlement. Buyer shall assume Sellers' suspense funds associated with the acquired Properties as of the Effective Time, and these funds shall be accounted for in the Final Accounting Settlement.

     6.2 Taxes. All taxes and assessments, including without limitation, excise, ad valorem, property, production and severance taxes and any other federal, state and local taxes and assessments attributable to the ownership or operation of the Properties prior to the Effective Time shall remain Sellers' responsibility, and all deductions, credits and refunds pertaining to the aforementioned taxes and assessments, no matter when received, shall belong to Sellers. All taxes and assessments, including without limitation, excise, ad valorem, property, production and severance taxes and any other federal, state and local taxes and assessments attributable to the ownership or operation of the Properties after the Effective Time shall be Buyer's responsibility, and all deductions, credits and refunds pertaining to the aforementioned taxes and assessments, no matter when received, shall belong to Buyer. The actual amounts or values associated with the above, if any, shall be accounted for in the Final Accounting Settlement. The parties agree that the transaction contemplated herein is an occasional sale of assets by Sellers in which Sellers do not trade in the ordinary course of its business. Accordingly, the parties will take commercially reasonable actions to establish the occasional sale exemption from any sales tax associated with the transaction contemplated herein. Notwithstanding the foregoing, Buyer shall be solely responsible for all transfer, sales, use or similar taxes resulting from or associated with the transaction contemplated under this Agreement.

     6.3 Obligations and Credits. Any and all prepaid insurance premiums, utility charges, taxes, rentals and any other prepays, to the extent applicable to periods of time after the Effective Time and to the extent attributable to the Properties shall be reimbursed to Sellers by Buyer; and accrued payables applicable to periods of time prior to the Effective Time, if any, and attributable to the Properties shall be the responsibility of Sellers. The actual amounts or values associated with the above shall be accounted for in the Final Accounting Settlement.

     6.4 Gas Imbalances. Sellers' estimate of the aggregate gas imbalance as of the Effective Time for all the Properties (cumulative working interests), is set forth for each of the Properties on Exhibit I. On or before three (3) Business Days prior to the Closing Date, Sellers shall provide Buyer with a revised gas imbalance schedule for all the Properties as of the Effective Time if there is any change from that set forth in Exhibit I. There shall be a Purchase Price adjustment at Closing for the volumetric difference in the estimated and revised imbalance calculated on Sellers' net revenue interest at a price of [$4.00] per mcf. To the extent that there is any difference between Sellers' actual aggregate gas imbalance as of the Effective Time and the imbalance position settled at Closing, then an adjustment shall be made at the [$4.00] per net mcf rate in the Final Accounting Settlement. There shall be no further gas imbalance adjustments after the Final Settlement Date. In the event of a Title Defect affecting all or a portion of the Properties, the aggregate gas imbalance shown above shall be adjusted to take into account the affected Property. Any Purchase Price adjustments for gas imbalances shall be made only on those Properties purchased by Buyer.

     6.5  Miscellaneous Accounting.

     6.5.1 A Preliminary Closing Statement will be prepared for Closing, as provided in Section 16.1.

     6.5.2 In addition to the items set forth in Sections 6.1 and 6.2, any other amounts due between Buyer and Sellers related to the ownership or operation of the Properties shall be accounted for in the Final Accounting Settlement.

     6.6 Final Accounting Settlement. As soon as reasonably practicable, but in no event later than ninety (90) Days after Closing, Sellers shall deliver to Buyer a post-Closing statement setting forth a detailed final calculation of all post-Closing adjustments applicable to the period between the Effective Time and the Closing Date ("Final Accounting Settlement"). As soon as reasonably practicable, but in no event later than thirty (30) Days after Buyer receives the post-Closing statement, Buyer shall deliver to Sellers a written report containing any changes Buyer proposes to be made to such statement. As soon as reasonably practicable, but in no event later than thirty (30) days after Sellers receive Buyer's proposed changes to the post-Closing statement, the parties shall meet and undertake to agree on the post-Closing adjustments. If the parties fail to agree on the post-Closing adjustments, resolution shall be handled in accordance with Section 6.8. The date upon which all amounts associated with the Final Accounting Settlement are agreed to by the parties, whether by decision of the Accounting Referee or otherwise, shall be herein called the "Final Settlement Date". Any amounts owed by either party to the other as a result of such post-Closing adjustments shall be paid within five (5) Business Days after the Final Settlement Date. The adjustments to the Purchase Price under this Article 6 and the payments under this Section 6.6 shall not be limited by or applied against the deductible amounts set forth in Article 8hereof.

     6.7 Post-Final Accounting Settlement. Any revenues received or costs and expenses paid by Buyer after the Final Accounting Settlement which are attributable to the ownership or operation of the Properties prior to the Effective Time shall be billed to or reimbursed to Sellers, as appropriate. Any revenues received or costs and expenses paid by Sellers after the Final Accounting Settlement which are attributable to the ownership or operation of the Properties after the Effective Time shall be billed to or reimbursed to Buyer, as appropriate.

     6.8 Audit Rights. In order to verify the information provided by the parties under this Article 6, Buyer and Sellers shall each have the right to conduct, at such party's sole expense, an audit of the other party's records relating thereto for a period of six (6) months after the Closing Date. OBJECTIONS OR EXCEPTIONS WHICH ARE NOT RAISED WITHIN SUCH SIX MONTH AUDIT PERIODSHALL BE CONCLUSIVELY DEEMED TO BE WAIVED BY THE PARTIES FOR ALL PURPOSES, ANDNEITHER PARTY SHALL HAVE THE RIGHT TO MAKE A CLAIM AGAINST THE OTHER PARTY ORSEEK INDEMNIFICATION OR REIMBURSEMENT FROM THE OTHER PARTY ASSOCIATED WITH THESAME. If within fifteen (15) Days after receiving the results of a party's audit conducted in accordance with this Article, the parties still cannot reach agreement, the disputed items shall be resolved by submitting the same to a firm of independent accountants mutually acceptable to the parties (the "Accounting Referee"). The Accounting Referee shall be instructed to resolve the accounting dispute(s) within thirty (30) Days after having the relevant materials submitted to it for review. The decision of the Accounting Referee shall be binding and non-appealable by the parties. The fees and expenses associated with the Accounting Referee shall be borne equally by Buyer and Sellers.

                      ARTICLE 7. CASUALTY AND CONDEMNATION

     If a substantial part of the Properties shall be (a) destroyed prior to Closing by a Casualty Loss, or (b) taken in condemnation or if proceedings for such purposes shall be pending (collectively referred to as a "Taking"); then either Buyer or Sellers may terminate this Agreement prior to the Closing. For the purpose of this Article 7, the term "substantial" shall be defined as ten percent (10%) of the unadjusted Purchase Price. If either party terminates this Agreement in accordance with this Section, neither party shall have any further obligations, except as provided in this Article and in Section 15.2.1.

     If neither party terminates this Agreement, this Agreement shall remain in full force and effect, and Sellers and Buyer shall attempt to agree on a reduction in the Purchase Price, reflecting the reduction in the value of the Properties affected by the Casualty Loss and/or Taking. If the parties cannot agree on a reduction, the Sellers' good faith calculation shall be used for purposes of Closing. Notwithstanding anything herein to the contrary, in no event shall either party have any obligations hereunder with respect to any Casualty Loss and/or Taking except to the extent that the value of all such Casualty Losses and/or Takings, together with the amount of all Title Defects and/or Title Adjustments allowed under Section 4.3, exceed in the aggregate the Title/Casualty Basket Amount, and Buyer hereby waives all downward adjustments to the Purchase Price for all Casualty Losses and/or Takings the cumulative value of which (together with the amount of all Title Defects and/or Title Adjustments allowed under Section 4.3) is less than the Title/Casualty Basket Amount. Unless otherwise agreed by the parties, Sellers shall retain any and all sums paid to Sellers, unpaid awards, insurance proceeds and other payments associated with or attributable to Casualty Losses and/or Takings.

     If there is a dispute over the value of any Casualty Loss and/or Taking, Buyer may submit the matter to arbitration in accordance with Article 13 within ninety (90) Days after Closing, or if a party terminates this Agreement under this provision and the other party disputes the party's right to terminate hereunder, the disputing party may submit the matter to arbitration in accordance with Article 13 within sixty (60) Days after the date which had been scheduled for Closing. IF BUYER DISPUTES THE PURCHASE PRICE ADJUSTMENT FOR ANY CASUALTY LOSS AND/OR TAKING OR A PARTY DISPUTES TERMINATION, AND BUYER OR THE DISPUTING PARTY, AS APPLICABLE, DOES NOT INITIATE AN ARBITRATION PROCEEDING TO RESOLVE THE MATTER WITHIN THE APPLICABLE TIME PERIODS SPECIFIED IN THE FOREGOING SENTENCE, SUCH PARTY IN EITHER CASE SHALL BE DEEMEDTO HAVE WAIVED ITS RIGHTS WITH RESPECT TO SUCH DISPUTE.

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
                             ARTICLE 8. INDEMNITIES

     8.1 SELLERS' INDEMNITY OBLIGATIONS (EXCLUDING ENVIRONMENTAL CLAIMS). EXCEPT FOR ENVIRONMENTAL CLAIMS WHICH SHALL BE HANDLED IN ACCORDANCE WITH SECTION 8.3, PROVIDED THAT THE CLOSING OCCURS, SELLERS SHALL RELEASE BUYER AND BUYER'S AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS AND EMPLOYEES (COLLECTIVELY, THE "BUYER GROUP") FROM AND SHALL FULLY PROTECT, INDEMNIFY, AND DEFEND BUYER GROUP FROM AND AGAINST ANY AND ALL CLAIMS AND ANY AND ALL OCCURRENCES AND CONDITIONS WHICH WOULD CONSTITUTE CLAIMS BUT WHICH ARE ASSERTED BY SELLERS, RELATING TO, ARISING OUT OF, OR CONNECTED WITH (I) THE BREACH BY SELLERS OF THE REPRESENTATIONS CONTAINED IN ARTICLE 10 HEREOF, (II) THE MATTERS SET FORTH ON EXHIBIT G AND (III) SELLERS'OWNERSHIP OR OPERATION OF THE PROPERTIES PRIOR TO THE EFFECTIVE TIME, REGARDLESS OF ANY NEGLIGENCE OF ACT OR OMISSION BY BUYER GROUP; PROVIDED, HOWEVER, THAT, EXCEPT WITH RESPECT TO THE MATTERS DESCRIBED ON EXHIBIT G, PROPER NOTICE UNDER SECTION 8.5 SHALL HAVE BEEN SUBMITTED TO SELLERS WITHIN NINE (9) MONTHS AFTER THE CLOSING DATE, AND FURTHER PROVIDED THAT BUYER SHALL BEAR SOLE RESPONSIBILITY FOR THE COSTS ASSOCIATED WITH ALL SUCH CLAIMS (IN AGGREGATE) UP TO EIGHTY FIVE THOUSAND DOLLARS (US $85,000). WITH RESPECT TO THE MATTERS DESCRIBED ON EXHIBIT G, THERE SHALL BE NO TIME LIMIT FOR BUYER TO ASSERT A CLAIM FOR INDEMNITY AND BUYER SHALL NOT BEAR RESPONSIBILITY FOR ANY OF THE COSTS ASSOCIATED WITH SUCH MATTERS.

     8.2 BUYER'S INDEMNITY OBLIGATIONS (EXCLUDING ENVIRONMENTAL CLAIMS). EXCEPT FOR ENVIRONMENTAL CLAIMS WHICH SHALL BE HANDLED IN ACCORDANCE WITH SECTION 8.3, PROVIDED THAT THE CLOSING OCCURS, BUYER SHALL RELEASE SELLERS AND SELLERS' AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS AND EMPLOYEES (COLLECTIVELY, THE "SELLER GROUP") FROM AND SHALL FULLY PROTECT, INDEMNIFY, AND DEFEND THE SELLER GROUP FROM AND AGAINST ANY AND ALL CLAIMS AND ANY AND ALL OCCURRENCES AND CONDITIONS WHICH WOULD CONSTITUTE CLAIMS BUT WHICH ARE ASSERTED BY BUYER RELATING TO, ARISING OUT OF, OR CONNECTED WITH (I) THE BREACH BY BUYER OF THE REPRESENTATIONS CONTAINED IN ARTICLE 11 HEREOF, (II) THE ASSUMED OBLIGATIONS AND
(III) THE OWNERSHIP OR OPERATION OF THE PROPERTIES (A) PERTAINING TO THE PERIOD AFTER THE EFFECTIVE TIME, AND (B) PERTAINING TO THE PERIOD PRIOR TO THE EFFECTIVE TIME, UNLESS SUCH CLAIMS OR OCCURRENCES AND CONDITIONS SHALL HAVE BEEN SUBMITTED TO SELLERS IN ACCORDANCE WITH THE NOTICE PROVISIONS HEREOF WITHIN NINE
(9) MONTHS AFTER THE CLOSING DATE AND ARE IN THE AGGREGATE GREATER THAN EIGHTY FIVE THOUSAND DOLLARS (US $85,000). THIS INDEMNITY SHALL APPLY REGARDLESS OF ANY NEGLIGENCE OF ACT OR OMISSION BY SELLER GROUP.

     8.3 ENVIRONMENTAL CLAIMS. BUYER SHALL RELEASE SELLER GROUP AND SHALL FULLY PROTECT, INDEMNIFY, AND DEFEND SELLER GROUP FROM AND AGAINST ANY AND ALL ENVIRONMENTAL CLAIMS AND ANY AND ALL OCCURRENCES AND CONDITIONS WHICH WOULD CONSTITUTE ENVIRONMENTAL CLAIMS BUT WHICH ARE ASSERTED BY BUYER, RELATING TO, ARISING OUT OF OR CONNECTED WITH THE OWNERSHIP OR OPERATION OF THE PROPERTIES
(I) PERTAINING TO THE PERIOD AFTER THE EFFECTIVE TIME, AND (II) PERTAINING TO THE PERIOD PRIOR TO THE EFFECTIVE TIME, UNLESS SUCH ENVIRONMENTAL CLAIMS OR OCCURRENCES AND CONDITIONS SHALL HAVE BEEN SUBMITTED TO SELLERS IN ACCORDANCE WITH THE NOTICE PROVISIONS HEREOF WITHIN NINE (9) MONTHS AFTER THE CLOSING DATE

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AND ARE IN THE AGGREGATE GREATER THAN EIGHTY FIVE THOUSAND DOLLARS (US $85,000),
IN WHICH CASE SELLERS SHALL INDEMNIFY BUYER WITH RESPECT TO SUCH ENVIRONMENTAL CLAIMS AS PROVIDED IN SECTION 8.1 ABOVE.

     8.4 Asbestos and NORM. The parties acknowledge that the Properties may contain asbestos and/or NORM, and that special procedures may be required for the assessment, remediation, removal, transportation or disposal of asbestos and NORM. Buyer agrees to assume any and all liability associated with or attributable to the assessment, remediation, removal, transportation and disposal of the asbestos or NORM associated with or attributable to the Properties and shall conduct said activities in accordance with all applicable Laws.

     8.5 Notice and Cooperation. If a Claim is asserted against a party for which the party would be liable under the provisions of this Agreement, it is a condition precedent to the indemnifying party's obligations hereunder that the indemnified party gives the indemnifying party written notice of such Claim setting forth full particulars of the Claim, as known by the indemnified party, including a copy of the Claim (if it was a written Claim.) The indemnified party shall make a good faith effort to notify the indemnifying party within one(1) month of receipt of a Claim and shall in all events effect such notice within such time as will allow the indemnifying party to defend against such Claim and no later than three (3) calendar months after receipt of the Claim by the indemnified party. The notice of a Claim given hereunder is referred to as a "Claim Notice."

     8.6  Defense of Claims.

     8.6.1 Counsel. Upon receipt of a Claim Notice, the indemnifying party may assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. The indemnified party shall cooperate in all reasonable respects in such defense. If any Claim involves Claims with respect to which Buyer indemnifies Sellers and also Claims for which Sellers indemnify Buyer, each party shall have the right to assume the defense of and hire counsel for that portion of the Claim for which it has liability. The indemnified party shall have the right to employ separate counsel in any Claim and to participate in the defense thereof, provided the fees and expenses of counsel employed by an indemnified party shall be at the expense of the indemnified party unless otherwise agreed between the parties.

     8.6.2 Settlement. If the indemnifying party does not notify the indemnified party within the earlier to occur of: (a) the time a response is due in the relevant litigation matter, or (b) three (3) calendar months after receipt of the Claim Notice, that the indemnifying party elects to undertake the defense thereof, the indemnified party has the right to defend, at the sole expense of the indemnifying party, the Claim with counsel of its own choosing, subject to the right of the indemnifying party to assume the defense of any Claim at any time prior to settlement or final determination thereof at the indemnifying party's sole expense. In such event, the indemnified party shall send a written notice to the indemnifying party of any proposed settlement of any Claim, which settlement the indemnifying party may accept or reject, in its reasonable judgment, within thirty (30) days of receipt of such notice, unless the settlement offer is limited to a shorter period of time in which case the indemnifying party shall have such shorter period of time in which to accept or reject the proposed settlement. Failure of the indemnifying party to accept or reject such settlement within the thirty (30)-day period shall be deemed to be its rejection of such settlement. The indemnified party may settle any matter over the objection of the indemnifying party but shall in so doing be deemed to have waived any right to indemnity therefor as to (and only as to) liabilities with respect to which the indemnifying party has recognized its liability.

     8.7 WAIVER OF CERTAIN DAMAGES. EACH OF THE PARTIES HEREBY WAIVES, AND AGREES NOT TO SEEK, INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR SPECIAL DAMAGES OF ANY KIND WITH RESPECT TO ANY CLAIM, OCCURRENCE, CONDITION OR DISPUTE, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR BREACH HEREOF; PROVIDED, HOWEVER, THAT THIS PROVISION DOES NOT DIMINISH OR AFFECT IN ANY WAY THE PARTIES' RIGHTS AND OBLIGATIONS UNDER ANY INDEMNITIES PROVIDED FOR IN THIS AGREEMENT.

     8.8. LIMITATION ON INDEMNITIES.  NOTWITHSTANDING ANY PROVISIONS IN SECTIONS
8.1 AND 8.2 TO THE CONTRARY, IN NO EVENT SHALL AN INDEMNIFYING PARTY HAVE ANY OBLIGATION OF INDEMNIFICATION TO THE OTHER PARTY, IF THE CLAIM, OCCURRENCE,

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CONDITION  OR  DISPUTE  FOR WHICH  INDEMNITY  IS SOUGHT  WAS CAUSED BY THE GROSS
NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY AND/OR ITS
OFFICERS,   DIRECTORS,   EMPLOYEES,   AGENTS,  CONTRACTORS,   SUBCONTRACTORS  OR
AFFILIATES.

     8.9. SOLE REMEDY. If the Closing occurs, the sole and exclusive remedy of each of the Buyer Group with respect to the Properties, including this purchase and sale, shall be pursuant to the express indemnification provisions of this
Article 8. Any and all (a) claims relating to the representations, warranties, covenants and agreements of Sellers contained in this Agreement, (b) other claims by Buyer pursuant to, or in connection with, this Agreement, or (c) other claims by Buyer relating to the Properties and the purchase and sale thereof, shall be subject and pursuant to the provisions set forth in this Article 8. If the Closing occurs, except for claims made pursuant to the express indemnification provisions of this Article 8, Buyer, on behalf of each of the Buyer Group shall be deemed to have waived, to the fullest extent permitted under applicable law, any right to contribution against Sellers or any of the Seller Group, and any and all other rights, claims, and causes of action it may have against Sellers or any of the Seller Group, arising under or on any federal, state, or local statute, law ordinance, rule or regulation, common law or otherwise.

                      ARTICLE 9. WARRANTIES AND DISCLAIMERS

     9.1 SPECIAL WARRANTY OF TITLE. SELLERS SHALL WARRANT AND DEFEND TITLE TO THE PROPERTIES CONVEYED TO BUYER AGAINST EVERY PERSON WHOMSOEVER LAWFULLY CLAIMING THE PROPERTIES OR ANY PART THEREOF BY, THROUGH OR UNDER SELLERS, BUT NOT OTHERWISE, AND SUBJECT TO THE PERMITTED ENCUMBRANCES.

     9.2 DISCLAIMER - REPRESENTATIONS AND WARRANTIES. BUYER ACKNOWLEDGES AND AGREES THAT THE PROPERTIES ARE BEING SOLD, ASSIGNED AND CONVEYED FROM SELLERS TO BUYER "AS-IS, WHERE-IS", AND WITH ALL FAULTS IN THEIR PRESENT CONDITION AND
STATE OF REPAIR, WITHOUT RECOURSE. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLERS HEREBY DISCLAIM ANY AND ALL REPRESENTATIONS AND WARRANTIES CONCERNING THE PROPERTIES, EXPRESS, STATUTORY, IMPLIED OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF TITLE (EXCEPT AS SET FORTH IN SECTION 9.1), THE QUALITY OF HYDROCARBON RESERVES, THE QUANTITY OF HYDROCARBON RESERVES, THE AMOUNT OF REVENUES, THE AMOUNT OF OPERATING COSTS, CONDITION (PHYSICAL OR ENVIRONMENTAL), QUALITY, COMPLIANCE WITH APPLICABLE LAWS, ABSENCE OF DEFECTS (LATENT OR PATENT), SAFETY, STATE OF REPAIR, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND BUYER EXPRESSLY RELEASES SELLERS FROM THE SAME.

     9.3 DISCLAIMER - STATEMENTS AND INFORMATION. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLERS DISCLAIM ANY AND ALL LIABILITY AND RESPONSIBILITY FOR AND ASSOCIATED WITH THE QUALITY, ACCURACY, COMPLETENESS OR MATERIALITY OF THE RECORDS AND ANY OTHER INFORMATION PROVIDED AT ANY TIME (WHETHER ORAL OR WRITTEN)

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TO BUYER, ITS OFFICERS, AGENTS, EMPLOYEES AND REPRESENTATIVES IN CONNECTION WITH
THE TRANSACTION CONTEMPLATED HEREIN, INCLUDING WITHOUT LIMITATION, QUALITY OF HYDROCARBON RESERVES, QUANTITY OF HYDROCARBON RESERVES, AMOUNT OF REVENUES,
AMOUNT  OF  OPERATING  COSTS,  FINANCIAL  DATA,  CONTRACT  DATA,   ENVIRONMENTAL
CONDITION OF THE PROPERTIES, PHYSICAL CONDITION OF THE PROPERTIES AND CONTINUED FINANCIAL VIABILITY OF THE PROPERTIES, AND BUYER EXPRESSLY RELEASES SELLERS FROM THE SAME.

               ARTICLE 10. SELLERS' REPRESENTATIONS AND WARRANTIES

     Each representation or warranty made herein by a Seller is made solely as to such Seller and the Properties and not as to any other Seller. Subject to the foregoing, each Seller (unless expressly limited to a specific Seller) hereby represents and warrants to Buyer that on the date hereof and as of the Closing
Date:

     10.1 Organization and Good Standing. Each Seller that is an organization is duly organized, validly existing and in good standing under the Laws of the State of Texas, and has all requisite corporate power and authority to own and lease the Properties. Each Seller that is an organization is duly licensed or qualified to do business in the State of Texas and is in good standing in all jurisdictions in which the Properties are located.

     10.2 Corporate Authority; Authorization of Agreement. Each Seller that is an organization has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated herein and to perform all of the terms and conditions to be performed by it as provided for in this Agreement. The execution and delivery of this Agreement by Sellers, the performance by Sellers of all of the terms and conditions to be performed by it and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered by Sellers and constitutes the valid and binding obligation of Sellers, enforceable against each Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     10.3 No Violations. The execution and delivery of this Agreement by each Seller does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated herein, will not:

     (a) Conflict with or require the consent of any person or entity under any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Sellers;

     (b) Violate any provision of, or require any filing, consent or approval under any Law applicable to or binding upon a Seller (assuming receipt of all consents and approvals of governmental entities customarily obtained subsequent to the transfers of title);

     (c) Conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, (i) any mortgage, indenture, loan, credit agreement or other agreement, evidencing indebtedness for borrowed money to which a Seller is a party or by which a Seller is bound or (ii) any order, judgment or decree of any governmental entity or tribal authority; or

     (d) Result in the creation or imposition of any lien or encumbrance upon the Properties.

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     10.4 Absence of Certain Changes.  Between the execution date hereof and the
Closing Date, there have not been and there shall not be without Buyer's prior written consent:

     (a) A sale, lease or other disposition of any material part of the Properties;

     (b) A mortgage, pledge or grant of a lien or security interest in any of the Properties; or

     (c) A contract or commitment to do any of the foregoing.

     10.5 Operating Costs. To the best of Sellers' knowledge, all costs incurred in connection with operation of the Properties have been fully paid and discharged by Sellers, except normal expenses incurred in operating the Properties within the previous sixty (60) Days or as to which Sellers have not yet been billed or as to which Sellers are disputing in good faith.

     10.6 Litigation and Other Disputes. Except for the matters listed on Exhibit G (liability for which shall be retained by the affected Seller), there is no action, suit or proceeding pending or, to the best of Sellers' knowledge, threatened against Sellers or the Properties which would reasonably be expected to have a material adverse effect on Buyer or Buyer's interest in the Properties after Closing or to prevent the consummation of the transaction contemplated by this Agreement. For purposes of this provision, "material" means an impact of greater than Ten Thousand Dollars (US$10,000).

     10.7 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to the best of Sellers' knowledge, threatened against Sellers.

     10.8 Material Contracts. To the best of Sellers' knowledge, Exhibit F sets forth a list of the material contracts, agreements, and commitments to which any of the Properties are bound: (a) any agreement with any affiliate of Sellers;
(b) any agreement or contract of Sellers for the sale, exchange or other disposition of Hydrocarbons produced from the Properties that is not cancelable without penalty on not more than 31 days prior written notice; (c) any agreement of Sellers to sell, lease, farm out or otherwise dispose of any of its interests in any of the Properties other than conventional rights of reassignment; (d) any tax partnership agreement of Sellers affecting any of the Properties; (e) any operating agreement to which Sellers' interests in any of the Properties is subject; (f) any agreement pursuant to which Sellers has not consented to, or forfeited, its rights to participate in future oil and gas operations; (g) any agreement pursuant to which Sellers have received an advance payment, prepayment or similar deposit, and has a refund obligation, with respect to any gas or products purchased, sold, gathered, processed or marketed by or for Sellers out of the Properties, (h) any contract that requires Sellers to expend more than$25,000 in any year in connection with the Properties; (i) any option to purchase or call on the Hydrocarbons produced from the Properties; and (j) any lease, title retention agreement, or security interest affecting any of the Equipment.

     10.9 Consents and Preferential Rights. To the best of Sellers' knowledge, except for those consents and approvals customarily obtained subsequent to the transfer of title, Exhibit J contains a complete and accurate list of all consents to assignment that are required to be obtained, made or given by Sellers for the assignment or transfer of the Properties to Buyer and all preferential purchase rights that affect the Properties.

     10.10 Compliance with Law and Permits. Except for those matters set forth on Exhibit K hereto and such other matters as would not have a material adverse effect on the value of the Properties, to the best of Sellers' knowledge, Ricochet and those third parties operating any portion of the Properties, (a) are in material compliance with all laws, rules, regulations, ordinances, orders, decisions and decrees of all governmental authorities having jurisdiction with respect to the Properties or the ownership or operation of any thereof; (b) have obtained all necessary governmental permits, licenses,

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approvals,  consents,  certificates and other  authorizations with regard to the ownership or operation of the Properties and have maintained the same in effect and no material violations exist in respect of such permits, licenses, approvals, consents, certificates or authorizations; and (c) are not aware of any facts, conditions or circumstances in connection with, related to or associated with the Properties or the ownership or operation of any thereof that could reasonably be expected to give rise to any claim or assertion that Sellers, the Properties or the ownership or operation of any thereof is not in material compliance with any applicable law, rule, regulation, ordinance, order, decision or decree of any governmental authority or with any term or conditions of any applicable permit, license, approval, consent, certificate or other authorization.

     10.11 Environmental Compliance. Except for those matters set forth on Exhibit K hereto and such other matters as would not have a material adverse effect on the value of the Properties, to the best of Sellers' knowledge, Ricochet and those third parties operating any portion of the Properties, (a) have obtained and maintained in effect all environmental and health and safety permits, licenses, approvals, consents, certificates and other authorizations necessary for the ownership or operation of the Properties ("Environmental Permits"); (b) are in material compliance with all applicable Environmental Laws and with all terms and conditions of all Environmental Permits, and all prior instances of noncompliance have been fully and finally resolved to the satisfaction of all governmental authorities with jurisdiction over such matters; (c) are not subject to any Environmental Claims arising from, based upon, associated with or related to the Properties or the ownership or operation of any thereof; (d) have not received any notice of any Environmental Claim or any violation, noncompliance or possible noncompliance with any Environmental Law or the terms or conditions of any Environmental Permit, arising from, based upon, associated with or related to the Properties or the ownership or operation of any thereof; and (e) are not otherwise aware of any facts, conditions or circumstances in connection with, related to or associated with the Properties or the ownership or operation of any thereof, that could reasonably be expected to give rise to any Environmental Claim or any claim or assertion that Sellers, the Properties or the ownership or operation thereof is not in compliance with Environmental Laws or the terms or conditions of any Environmental Permit.

     10.12 Status of Contracts. (a) All of the Material Contracts are in full force and effect, and (b) neither Sellers nor, to the knowledge of Sellers, any other party to the Material Contracts (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any of its obligations thereunder to the extent that such breaches or defaults would have a material adverse impact on any of the Properties or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of any Material Contract.

     10.13 Production Burdens, Taxes, Expenses and Revenues. To the best of Sellers' knowledge, (a) all rentals, royalties, excess royalty, overriding royalty interests and other payments due under or with respect to the Properties have been properly and timely paid, (b) all ad valorem, property, production, severance and other taxes based on or measured by the ownership of the Properties or the production of Hydrocarbons from the Properties have been properly and timely paid, (c) all expenses payable by Sellers under the terms of the Material Contracts have been properly and timely paid except for such expenses as are being currently paid prior to delinquency or are being contested in good faith in the ordinary course of business and (d) all of the proceeds from the sale of Hydrocarbons are being properly and timely paid to Sellers by the purchasers of production without suspension or indemnity other than standard division order indemnities.

     10.14 Production Sales Matters. Except as set forth on Exhibit L, to the best of Sellers' knowledge, (a) none of the purchasers under any production sales contracts is entitled to "makeup" or otherwise receive deliveries of Hydrocarbons without paying at the time of such deliveries the full contract price therefore by reason of payments made prior to the Effective Time; (b) none of the purchasers under any production sales contracts has exercised any economic out provision; (c) none of the purchasers under any production sales

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contracts has curtailed its takes of natural gas in violation of such contracts;
(d) none of the purchasers under any production sales contracts has given notice that it desires to amend the production sales contracts with respect to price or quantity of deliveries undertake-or-pay provisions or otherwise; and (e) Sellers are not obligated to pay any penalties or other payments under any gas transportation or other agreement as a result of the delivery of quantities of gas from the Properties in excess of the contract requirements.

     10.15 Capital Commitments. Exhibit M contains a complete and accurate list as of the date of this Agreement of (a) all authorities for expenditures("AFEs") to drill or rework wells or for capital expenditures pursuant to any of the Material Contracts that have been proposed by any person on or after the Effective Time, whether or not accepted by Sellers or any other person, and
(b)all AFEs and oral or written commitments to drill or rework wells or for other capital expenditures pursuant to any of the Material Contracts that are equal to or greater than US $25,000 and for which all of the activities anticipated in such AFEs or commitments have not been completed by the date of this Agreement.

     10.16 Limitation on Representations. The representations contained in Sections 10.5 through 10.15 shall survive Closing for a period of nine (9)months after the Closing Date and shall thereupon terminate. Furthermore, the representations contained in Sections 10.5 through 10.15 are limited in scope to those matters that either occurred or that Sellers received actual knowledge of during the time period extending from April 1, 2012 through the Closing Date.

     10.17 Brokers. No Seller has incurred any liability, contingent or otherwise, for brokers' or finders' fees with respect to this transaction for which Buyer shall have any responsibility whatsoever.

               ARTICLE 11. BUYER'S REPRESENTATIONS AND WARRANTIES

     Buyer represents and warrants to Sellers that on the date hereof and as of the Closing Date:

     11.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada and has all requisite corporate power and authority to own and lease the Properties. Buyer is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the Properties are located.

     11.2 Corporate Authority; Authorization of Agreement. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated herein and to perform all the terms and conditions to be performed by it as provided for in this Agreement. The execution and delivery of this Agreement by Buyer, the performance by Buyer of all the terms and conditions to be performed by it and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors' rights and general principles of equity(regardless of whether such enforceability is considered in a proceeding at law or in equity).

     11.3 No Violations. The execution and delivery of this Agreement by Buyer does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated herein, do not:

     (a) Conflict with or require the consent of any person or entity under any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Buyer;

     (b) Violate any provision of, or require any filing, consent or approval under any Law applicable to or binding upon Buyer;

     (c) Conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, (i) any mortgage, indenture, loan, credit agreement or other agreement evidencing indebtedness for borrowed money to which Buyer is a party or by which Buyer is bound, or (ii) any order, judgment or decree of any governmental entity or tribal authority; or

     (d) Result in the creation or imposition of any lien or encumbrance upon the Properties.

     11.4 SEC Disclosure. Buyer is an experienced and knowledgeable investor and operator in the oil and gas business. Buyer is acquiring the Properties for its own account for use in its trade or business, and not with a view toward or for sale in connection with any distribution thereof, nor with any present intention of making a distribution thereof within the meaning of the Securities Act of 1933, as amended.

     11.5 INDEPENDENT EVALUATION. AS OF CLOSING, BUYER REPRESENTS THAT IT IS SOPHISTICATED IN THE EVALUATION, PURCHASE, OPERATION AND OWNERSHIP OF OIL AND GAS PROPERTIES AND THAT IN MAKING ITS DECISION TO ENTER INTO THIS AGREEMENT AND TO CONSUMMATE THE TRANSACTION CONTEMPLATED HEREIN, BUYER HAS RELIED AND SHALL RELY SOLELY ON SELLERS' REPRESENTATIONS CONTAINED HEREIN AND ON ITS OWNINDEPENDENT INVESTIGATION AND EVALUATION OF THE PROPERTIES AND HAS SATISFIED ITSELF AS TO THE PHYSICAL CONDITION AND ENVIRONMENTAL CONDITION OF THE PROPERTIES.

     11.6 BUYER'S RELIANCE. BUYER ACKNOWLEDGES AND AGREES THAT IT IS ENTITLED TO RELY ONLY ON THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT.

     11.7 Qualified Leaseholder. Buyer meets the operator designation and all bonding requirements of the state and/or other governmental authorities in which the Properties are located, and, after the Closing, Buyer will continue to be able to meet such bonding requirements. Buyer is and, after the Closing, is expected to continue to be, otherwise qualified to own the Properties. The consummation of the transactions contemplated hereby will not cause Buyer to be disqualified to be an owner of federal oil, gas, and mineral leases in the Gulf of Mexico region, or to exceed any acreage limitation imposed by any law, statute, rule or regulation. Buyer is not aware of any fact that could reasonably be expected to cause any governmental authorities to fail to approve the assignment of the Properties to Buyer.

     11.8  Brokers.  Buyer  has  not  incurred  any  liability,   contingent  or
otherwise, for brokers' or finders' fees with respect to this transaction for which Sellers shall have any responsibility whatsoever.

                        ARTICLE 12. ADDITIONAL AGREEMENTS

     12.1 Covenants of Sellers. From the date hereof until Closing, without first obtaining the consent of Buyer, Sellers have not and will not:

     (a) waive any righ1t of material value relating to the Properties;

     (b) convey, encumber, mortgage, pledge any of the Properties nor dispose of any of the Properties, other than the sale of production in the ordinary course of business and except as may be required in connection with the exercise of preferential rights affecting the Properties;

     (c) enter into, modify or terminate any contracts relating to the Properties;

     (d) vote to commit to any material project or material expenditure under any operating agreement affecting the Properties or elect to participate in any operation on the Properties requiring an expenditure of greater than Twenty Five Thousand Dollars (US $25,000) to Sellers' interest, except to the extent required in an emergency to protect life or property from immediate harm or destruction; or

     (e) contract or commit itself to do any of the foregoing.

     12.2 Notice of Loss. From the date hereof until Closing, Sellers shall promptly notify Buyer of any loss or damage to the Properties, or any part thereof, known to Sellers and in the aggregate exceeding Ten Thousand Dollars (US $10,000) net to Sellers' interest.

     12.3 Subsequent Operations. Sellers make no representations or warranties to Buyer as to the transferability or assignability of operatorship of the Properties. Buyer acknowledges that the rights and obligations associated with operatorship of the Properties are governed by the applicable agreement(s) and that operatorship of the Properties shall be decided in accordance with the terms of said agreement(s); provided, however, Sellers agree to provide reasonable assistance to Buyer (at no expense to Sellers) in connection with Buyer's effort to be designated as operator of the Properties.

     12.4 Buyer's Assumption of Obligations. Except as otherwise expressly provided in this Agreement, Buyer agrees to assume and shall timely perform and discharge all duties and obligations of Sellers insofar as the same relate to or arise out of Sellers' interest in the Properties relating to the period of time after the Closing, including, without limitation, all duties and obligations of Sellers under all the Material Contracts (the "Assumed Obligations"), and Buyer shall indemnify and hold Sellers harmless from and against any and all liabilities of whatsoever nature arising out of Buyer's failure to properly perform or discharge the Assumed Obligations, except to the extent the same relate to the breach of any representation or warranty of Sellers as set forth in and limited by this Agreement, or the breach of, or failure to perform or satisfy any covenant of Sellers set forth in this Agreement. Buyer agrees to accept full responsibility for Sellers' proportionate share of the costs and expenses associated with or attributable to the plugging and abandonment of all wells, and the removal of all equipment, platforms and facilities conveyed to Buyer under this Agreement and the remediation, restoration and cleanup of the Properties. In conducting the duties and obligations contained in this
Section12.4, Buyer shall comply with the applicable Laws of all governmental entities and tribal authorities having appropriate jurisdiction. Buyer shall not assume(i) any duties, obligations or liabilities with respect to or relating to any matter disclosed under, or that should have been disclosed, under Exhibit G and(ii) any obligation of Sellers to pay or discharge any refunds, including interest and penalties, if any, that may be imposed by any governmental authority arising from the sale of Hydrocarbons and operation of the Properties prior to the Effective Time.

     12.5 Records. Within thirty (30) Days after Closing, Sellers shall make available to Buyer all Records which are maintained by Sellers to be picked up at the offices of Ricochet, provided, however, that Sellers are entitled to retain copies of any or all such Records. Buyer agrees to maintain the Records received from Sellers in accordance herewith for a period of six (6) years after the Closing Date and to afford Sellers reasonable access to the Records as requested by Sellers. If Buyer desires to dispose of any such Records prior to the end of the six (6) year period, Buyer shall offer in writing to Sellers to deliver such Records to Sellers; if Sellers elect not to receive such Records or fail to respond to Buyer's notice within thirty (30) Business Days after receipt thereof, then Buyer may dispose of such Records within its discretion.

                         ARTICLE 13. DISPUTE RESOLUTION

     13.1 Independent Expert. Any dispute arising under this Agreement that cannot be resolved informally by agreement of the parties, including disputes regarding title issues, environmental issues, or valuations of the Properties or revisions thereto (each a "DISPUTE"), shall be referred to and resolved by binding arbitration by an independent expert appointed in accordance with this
Section 13.1 ( the "INDEPENDENT EXPERT"), who shall serve as sole arbitrator. The Independent Expert shall be appointed by mutual agreement of Buyer and Ricochet from among candidates with experience and expertise in the area that is the subject of such Dispute, and failing such agreement, such Independent Expert for such Dispute shall be selected as would a single arbitrator in accordance with the Rules (as hereinafter defined.) Disputes to be resolved by an Independent Expert shall be resolved in accordance with mutually agreed procedures and rules and failing such agreement, in accordance with the rules and procedures for arbitration provided in Section 13.2. The Independent Expert shall be instructed by Buyer and Ricochet to resolve such Dispute as soon as reasonably practicable in light of the circumstances. The decision and award of the Independent Expert shall be binding upon the Parties as an award under the Federal Arbitration Act and final and non-appealable to the maximum extent permitted by law, and judgment thereon may be entered in a court of competent jurisdiction and enforced by any Party as a final judgment of such court.

     13.2  Rules and Procedures.

     13.2.1 Arbitration of Disputes shall be conducted pursuant to the Federal Arbitration Act, except as expressly provided otherwise in this Agreement. The validity, construction, and interpretation of this Section 13.2, and all procedural aspects of the arbitration conducted pursuant hereto shall be decided by the Independent Expert. The arbitration shall be administered by the American Arbitration Association (the "AAA"), and shall be conducted pursuant to the Commercial Arbitration Rules of the AAA (the "Rules"), except as expressly provided otherwise in this Agreement. The arbitration proceedings shall be subject to any optional rules contained in the Rules for emergency measures and, in the case of Disputes with respect to amounts in excess of $1 million, optional rules for large and complex cases.

     13.2.2 All arbitration proceedings hereunder shall be conducted in San Antonio, Texas or such other mutually agreeable location.

     13.2.3 In deciding the substance of the Dispute, the Independent Expert shall refer to the substantive laws of the State of Texas for guidance (excluding choice-of-law principles that might call for the application of the laws of another jurisdiction). Matters relating to arbitration shall be governed by the Federal Arbitration Act. The parties agree that the Independent Expert shall not have the authority to grant or award indirect, consequential, punitive, exemplary or special damages.

     13.2.4 The fees and expenses of the Independent Expert shall be borne equally by Buyer and Sellers, but the decision of the Independent Expert may include such award of the Independent Expert's fees and expenses and of other costs and attorneys' fees as the Independent Expert determines appropriate (provided that such award of costs and fees may not exceed the amount of such costs and fees incurred by the winning party in the arbitration).

     13.2.5 The decision and award of the Independent Expert shall be binding upon the Parties and final and non-appealable to the maximum extent permitted by law, and judgment thereon may be entered in a court of competent jurisdiction and enforced by any Party as a final judgment of such court.

                   ARTICLE 14. CONDITIONS PRECEDENT TO CLOSING

     14.1 Conditions Precedent to Sellers' Obligation to Close. Sellers shall be obligated to consummate the sale of the Properties as contemplated by this Agreement on the Closing Date, provided the following conditions precedent have been satisfied or have been waived by Sellers:

     14.1.1 All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at and as of such time;

     14.1.2 Buyer shall have complied in all material respects with all obligations and conditions contained in this Agreement to be performed or complied with by Buyer at or prior to the Closing; and

     14.1.3 No suit, action or other proceedings shall be pending before any court or governmental entity in which it is sought by a person or entity (other than the parties hereto or any of their Affiliates, officers, directors, or employees) to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages in connection with the transaction contemplated herein, nor shall there be any investigation by a governmental entity pending which might result in any such suit, action or other proceedings seeking to restrain, enjoin or otherwise prohibit the consummation of the transaction contemplated by this Agreement.

     14.1.4 This Agreement shall not have been terminated pursuant to the provisions in Article 15 or otherwise contained herein.

     14.2 Conditions Precedent to Buyer's Obligation to Close. Buyer shall be obligated to consummate the purchase of the Properties as contemplated by this Agreement on the Closing Date, provided that the following conditions precedent have been satisfied or have been waived by Buyer:

     14.2.1 All representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at and as of such time;

     14.2.2 Sellers shall have complied in all material respects with all obligations and conditions contained in this Agreement to be performed or complied with by Sellers at or prior to the Closing; and

     14.2.3 No suit, action or other proceedings shall be pending before any court or governmental entity in which it is sought by a person or entity (other than the parties hereto or any of their Affiliates, officers, directors, or employees) to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages in connection with the transaction contemplated herein, nor shall there be any investigation by a governmental entity pending which might result in any such suit, action or other proceedings seeking to restrain, enjoin or otherwise prohibit the consummation of the transaction contemplated by this Agreement.

     14.2.4 This Agreement shall not have been terminated pursuant to the provisions in Article 15 or otherwise contained herein.

                             ARTICLE 15. TERMINATION

     15.1 Grounds for Termination. This Agreement may be terminated at any time prior to Closing:

     15.1.1 By the mutual written agreement of Sellers and Buyer;

     15.1.2 By Sellers if Buyer fails or refuses to Close in breach of this Agreement or if the conditions precedent to Sellers' obligation to Close are unmet at the time set for Closing;

     15.1.3 By Buyer if Sellers fail or refuse to Close in breach of this Agreement or if the conditions precedent to Buyer's obligation to Close are unmet at the time set forth Closing;

     15.1.4 By either Sellers or Buyer pursuant to Article 7;

     15.1.5 By Sellers if the Purchase Price would be adjusted downward by ten percent (10%) or more or by Buyer if the Purchase Price would be adjusted upward by ten percent (10%) or more in accordance with Article 4; or

     15.1.6 By either party (provided the terminating party is not then in breach of any provisions of this Agreement), if Closing shall not have occurred within sixty (60) days following the originally scheduled Closing Date.

     15.2 Effect of Termination.

     15.2.1 Except as provided in Section 15.2.2 below, if this Agreement is terminated in accordance with Section 15.1, such termination shall be without liability of either party or any Affiliate, officer, director, or employee of such party, except for Sellers' obligation (if applicable) to return the Earnest Money Deposit, as provided in Article 3, the obligations to arbitrate any dispute arising from such termination and the obligations provided in Sections 15.3, 15.4, 15.5, and 17.3.

     15.2.2 If this Agreement is terminated because of Buyer's failure or refusal to Close in breach of this Agreement or because the conditions precedent to Sellers' obligation to Close provided in Section 14.1 are unmet at the time set for Closing, Sellers shall be entitled to retain the Earnest Money Deposit as liquidated damages to reimburse Sellers for out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement, unless any of the conditions precedent to Buyer's obligation to Close provided in Section 14.2 are also unmet at the time set for Closing, in which case Sellers shall return the Earnest Money Deposit to Buyer.

     15.3 Dispute Over Right to Terminate. If there is a dispute between the parties over either party's right to terminate this Agreement under Section15.1, Closing shall not occur, as scheduled. The party which disputes the other party's right to terminate may initiate arbitration proceedings in accordance with Article 13 within thirty (30) Days after the date on which Closing was scheduled to occur and, if arbitration is so initiated, the dispute will be resolved through such arbitration proceeding. IF THE PARTY WHICH DISPUTES THE TERMINATION RIGHT DOES NOT INITIATE AN ARBITRATION PROCEEDING TO RESOLVE THE DISPUTE WITHIN THE TIME PERIOD SPECIFIED HEREINABOVE, SUCH PARTY SHALL BE DEEMEDTO HAVE WAIVED ITS RIGHT TO OBJECT TO SUCH TERMINATION.

     15.4 Return of Documents. If this Agreement is terminated, each party shall return to the party which owns or is otherwise entitled thereto all books, records, maps, files, papers and other property in such party's possession relating to the transaction contemplated by this Agreement.

     15.5 Confidentiality. Notwithstanding the termination of this Agreement or any other provision of this Agreement to the contrary, the terms of the Confidentiality Agreement (as defined in Section 4.1) shall remain in full force and effect.

                             ARTICLE 16. THE CLOSING

     16.1. Preliminary Closing Statement. At least five (5) Days prior to the Closing Date, Ricochet shall provide Buyer with a Preliminary Closing Statement setting forth the adjusted Purchase Price and wiring instructions designating the account or accounts to which the adjusted Purchase Price is to be delivered in accordance with Section 16.3.2. Within two (2) Business Days after receipt of the Preliminary Closing Statement from Ricochet, Buyer shall furnish Ricochet with Buyer's requested adjustments to such statement. Ricochet and Buyer shall attempt in good faith to resolve any differences between them, but if the parties are unable to agree, Sellers' Preliminary Closing Statement shall be used for Closing.

     16.2 Obligations of Sellers at Closing. At the Closing, Sellers shall deliver to Buyer, unless waived by Buyer, the following:

     16.2.1 Documents substantially in the form of the Assignment and Bill of Sale attached hereto as Exhibit C, conveying all of Sellers' right, title and interests in and to the Properties. The Assignment and Bill of Sale shall be executed and acknowledged in three (3) multiple originals or such greater number as agreed between the parties;

     16.2.2 Evidence that all consents and approvals prerequisite to the sale and conveyance of the Properties (except for (i) consents to assignment that cannot be unreasonably withheld, or words of similar effect, and for which the third party has not objected to the transfer or affirmatively stated that the consent to assignment will not be forthcoming; and (ii) consents and approvals of governmental entities customarily obtained subsequent to the transfer of title or with respect to Properties which have been withdrawn from the transaction in accordance with the terms hereof) have been obtained, as well as evidence of waiver or lapse of any unexercised preferential purchase rights applicable to the Properties;

     16.2.3 A Certificate substantially in the form of Exhibit D, executed by an authorized officer of each Seller, certifying as to the matters specified in
Section 14.2.1;

     16.2.4 A Non-Foreign Affidavit substantially in the form of Exhibit E, executed by an authorized officer of each Seller;

     16.2.5 Change of operator forms on those Properties operated by any Seller and, subject to the other provisions of this Agreement, reasonably cooperate to have operations transferred to Buyer (and Buyer shall file all such change of operator forms with the Railroad Commission of Texas and provide filed copies of same to Ricochet within 30 days after the Closing);

     16.2.6 Duly executed and acknowledged releases in recordable form of all mortgages, deeds of trust and security agreements that encumber the Properties; and

     16.2.7 Such other instruments as are necessary to carry out Sellers' obligations under this Agreement.

     16.3 Obligations of Buyer at Closing. At the Closing, Buyer shall deliver to Sellers, unless waived by Sellers, the following:

     16.3.1 The Assignment and Bill of Sale referred to in Section 16.2.1, executed and properly acknowledged (with a recorded copy delivered to Ricochet within 30 days after Buyer records same in the Frio County public records);

     16.3.2 The adjusted Purchase Price (calculated as set forth in Section 16.5), less the Earnest Money Deposit, by wire transfer in accordance with
Article 3;

     16.3.3 A Certificate substantially in the form of Exhibit D, executed by an authorized representative of Buyer, certifying as to the matters specified in
Section 14.1.1.

     16.3.4 Evidence of compliance with all requirements, if any, of the Applicable regulatory authorities in the states in which the Properties are located for the posting of plugging or other applicable bonds relating to the ownership or operation of the Properties; and

     16.3.5 Such other instruments as are necessary to carry out Buyer's obligations under this Agreement.

     16.4 Site of Closing. Closing shall be held in Ricochet's offices in San Antonio, Texas or any other location mutually agreed in writing by Sellers and Buyer.

     16.5 Adjustments to Purchase Price at the Closing.

     16.5.1 At the Closing, the Purchase Price shall be increased by the following amounts:

          (i) the amount, as of the Effective Time, of all prepaid lease obligations and prepaid ad valorem, property or similar taxes and assessments, in each case, based upon or measured by ownership of the Properties, insofar as such prepaid obligations and taxes relate to periods of time after the Effective Time;

          (ii) an amount equal to all costs and expenses (including rentals, royalties, production and severance taxes, capital expenditures, lease operating expenses and overhead) paid by Sellers that are attributable to the Properties and attributable to the period of time from and after the Effective Time;

          (iii) the value of all merchantable liquid Hydrocarbons produced prior to the Effective Time but in storage above the sales connection or upstream of the applicable sales meter on the basis of $90.00 per barrel (or actual sales price per barrel, if known) multiplied by the amount in storage in barrels as of the Effective Time; and

          (iv) any other amount provided for in this Agreement or agreed upon by Buyer and Ricochet.

          16.5.2 At the Closing, the Purchase Price shall be decreased by the following amounts:

          (i) an amount equal to all unpaid ad valorem, property, production, severance and similar taxes and assessments based upon or measured by the ownership of the Properties that are attributable to periods of time prior to the Effective Time, which amounts shall, to the extent not actually assessed, be computed based on such taxes and assessments for the preceding tax year (such amount to be prorated for the period of Sellers' and Buyer's ownership before and after the Effective
          Time);

          (ii) an amount equal to all costs and expenses (including rentals, royalties, production and severance taxes, capital expenditures, lease operating expenses and overhead) paid by Buyer that are attributable to the Properties and attributable to the period of time prior to the Effective Time;

          (iii) an amount equal to all revenues collected by Sellers with respect to the Properties and attributable to the period of time after the Effective Time;

          (iv) all downward Purchase Price adjustments for Title Adjustments (including adjustments for the interests of non-selling working interests owners in the Properties) determined in accordance with
          Section 4.3 herein;

          (v) all downward  Purchase  Price  adjustments as provided in Sections
          3.4 and 3.5 herein; and

          (vi) any other amount provided for in this Agreement or agreed upon by Buyer and Ricochet.

                            ARTICLE 17. MISCELLANEOUS

     17.1 Notices. All notices and other communications required, permitted or desired to be given hereunder must be in writing and sent by U.S. mail, properly addressed as shown below, and with all postage and other charges fully prepaid or by hand delivery or by facsimile transmission. Date of service by mail and hand delivery is the date on which such notice is received by the addressee and by facsimile is the date sent (as evidenced by fax machine confirmation of receipt), or if such date is not on a Business Day, then on the next date which is a Business Day. Each party may change its address by notifying the other party in writing.

     If to Seller                  Ricochet Energy, Inc.
     by mail or hand delivery:     16111 Via Shavano
                                   San Antonio, Texas 78249
                                   Attention: Jerry L. Hamblin, President

     If to Seller                   Ricochet Energy, Inc.
     by facsimile:                 Number: (210) 490-3961
                                   Attention: Jerry L. Hamblin, President

     If to Buyer                   Baron Energy, Inc.
     by mail or hand delivery:     300 S.C.M. Allen Parkway, Suite 400
                                   San Marcos, Texas 78666

     If to Buyer:                  Baron Energy, Inc.
     by facsimile:                 Number: (512) 392-7238
                                   Attention: Ronnie L. Steinocher, President

     With Copy to:                 Gordon D. Dihle, Esq.
                                   Corporate Legal, LLC
                                   12354 E. Caley Ave., Suite 201
                                   Centennial, Colorado 80111
                                   Facsimile:  (303) 974-5587

     17.2 Conveyance Costs. Buyer shall be solely responsible for filing and recording documents related to the transfer of the Properties from Sellers to Buyer and for all costs and fees associated therewith, including filing the assignment of the Properties with appropriate federal, state and local authorities as required by applicable Law. Promptly following Buyer's receipt of the recorded documents, Buyer shall furnish Ricochet with a copy of each such document with all recording data shown thereon and evidence of all required filings.

     17.3 Brokers' Fees. Neither party has retained any brokers, agents or finders and none are affiliated with either party or authorized to act on behalf of either party in this matter. EACH PARTY AGREES TO RELEASE, PROTECT,INDEMNIFY, DEFEND AND HOLD THE OTHER HARMLESS FROM AND AGAINST ANY AND ALLCLAIMS WITH RESPECT TO ANY COMMISSIONS, FINDERS' FEES OR OTHER REMUNERATION DUETO ANY BROKER, AGENT OR FINDER CLAIMING BY, THROUGH OR UNDER SUCH PARTY.

     17.4 Further Assurances. From and after Closing, at the request of Sellers but without further consideration, Buyer will execute and deliver or use reasonable efforts to cause to be executed and delivered such other instruments of conveyance and take such other actions as Sellers reasonably may request to more effectively put Sellers in possession of any property which was not intended by the parties to be conveyed to Buyer. From and after Closing, at the request of Buyer but without further consideration, Sellers shall execute and deliver or use reasonable efforts to cause to be executed and delivered such other instruments of conveyance and take such other actions as Buyer reasonably may request to more effectively put Buyer in possession of the Properties. If any of the Properties are incorrectly described, the description shall be corrected upon proof of the proper description.

     17.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. THE COVENANTS AND AGREEMENTS OF SELLERS AND BUYER TO BE PERFORMED PRIOR TO OR AT THE CLOSING SHALL TERMINATE UPON THE CLOSING AND BE OF NO FURTHER FORCE OR EFFECT. UNLESS
OTHERWISE EXPRESSLY LIMITED HEREIN, ALL OTHER REPRESENTATIONS, WARRANTIES, INDEMNITIES, COVENANTS AND AGREEMENTS CONTAINED IN THIS AGREEMENT, TO THE EXTENT NOT FULLY PERFORMED OR WAIVED PRIOR TO CLOSING, SHALL SURVIVE THE CLOSING. THE PARTIES HAVE MADE NO REPRESENTATIONS OR WARRANTIES EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT.

     17.6 Amendments and Severability. No amendments or other changes to this Agreement shall be effective or binding on either of the parties unless the same shall be in writing and signed by both Sellers and Buyer. The invalidity of anyone or more provisions of this Agreement shall not affect the validity of this Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if the invalid provision had not been included herein.

     17.7 Successors and Assigns. Except as set forth in Section 17.19 herein, this Agreement shall not be assigned, either in whole or in part, without the prior express written consent of the non-assigning party. Assignment of this Agreement by either party shall not relieve the assigning party of liability hereunder in the event of non-performance or breach of this Agreement by such party's assignee. The terms, covenants and conditions contained in this Agreement shall be binding upon and shall inure to the benefit of Sellers and Buyer and their respective successors and assigns, and such terms, covenants and conditions shall be covenants running with the land and with each subsequent transfer or assignment of the Properties.

     17.8 Headings. The titles and headings set forth in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

     17.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CHOICE OF LAW RULES WHICH MAY
DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THIS PROVISION SURVIVES TERMINATION OF THIS AGREEMENT.

     17.10 No Partnership Created. It is not the purpose or intention of this Agreement to create (and it shall not be construed as creating) a joint venture, partnership or any type of association, and the parties are not authorized to act as agent or principal for each other with respect to any matter related hereto.

     17.11 Public Announcements. Neither the Seller Group nor the Buyer Group(as defined in Article 8) shall issue a public statement or press release with respect to the transaction contemplated herein (including the price and other terms) without the prior written consent of the other party, except as required by Law or listing agreement with a national security exchange and then only after prior consultation with the other party.

     17.12 No Third Party Beneficiaries. Nothing contained in this Agreement shall entitle anyone other than Sellers or Buyer or their authorized successors and assigns to any claim, cause of action, remedy or right of any kind whatsoever.

     17.13 DECEPTIVE TRADE PRACTICES. AS PARTIAL CONSIDERATION FOR THE PARTIES AGREEING TO ENTER INTO THIS AGREEMENT, THE PARTIES EACH CAN AND DO EXPRESSLY WAIVE THE PROVISIONS OF ALL CONSUMER PROTECTION LAWS OF THE STATE OF TEXAS, OR ANY OTHER STATE, APPLICABLE TO THIS TRANSACTION THAT MAY BE WAIVED BY THE PARTIES. IT IS NOT THE INTENT OF THE PARTIES TO WAIVE AND THE PARTIES SHALL NOT WAIVE ANY APPLICABLE LAW OR PROVISION THEREOF WHICH IS PROHIBITED BY LAW FROM BEING WAIVED. EACH PARTY REPRESENTS TO THE OTHER THAT SUCH PARTY HAS HAD AN ADEQUATE OPPORTUNITY TO REVIEW THE PRECEDING WAIVER PROVISION, INCLUDING THE OPPORTUNITY TO SUBMIT THE SAME TO LEGAL COUNSEL FOR REVIEW AND COMMENT, AND UNDERSTANDS THE RIGHTS BEING WAIVED HEREIN.

     17.14 Tax Deferred Exchange Election. Either party may elect to structure the conveyance of the Properties as part of an exchange under Article 1031 of the Internal Revenue Code of 1986, as amended. The parties agree to execute all documents, conveyances or other instruments necessary to effectuate an exchange.

     17.15 NOT TO BE CONSTRUED AGAINST DRAFTER. THE PARTIES ACKNOWLEDGE THAT THEY HAVE HAD AN ADEQUATE OPPORTUNITY TO REVIEW EACH AND EVERY PROVISION CONTAINED IN THIS AGREEMENT AND TO SUBMIT THE SAME TO LEGAL COUNSEL FOR REVIEW AND COMMENT, INCLUDING EXPRESSLY BUT WITHOUT LIMITATION THE WAIVERS AND
INDEMNITIES IN ARTICLES 4, 6, 8, 9, AND 17. BASED ON SAID REVIEW AND CONSULTATION, THE PARTIES AGREE WITH EACH AND EVERY TERM CONTAINED IN THIS AGREEMENT. BASED ON THE FOREGOING, THE PARTIES AGREE THAT THE RULE OF CONSTRUCTION THAT A CONTRACT BE CONSTRUED AGAINST THE DRAFTER, IF ANY, SHALL NOT BE APPLIED IN THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT.

     17.16 Entire Agreement. This Agreement supersedes all prior negotiations, understandings, letters of intent and agreements (whether oral or written) and any contemporaneous oral agreements between the parties relating to the Properties and constitutes the entire understanding and agreement between the parties with respect to the sale and purchase of the Properties.

     17.17 CONSPICUOUSNESS OF PROVISIONS. THE PARTIES ACKNOWLEDGE THAT THE PROVISIONS CONTAINED IN THIS AGREEMENT THAT ARE SET OUT IN "BOLD" SATISFY THE REQUIREMENT OF THE EXPRESS NEGLIGENCE RULE AND ANY OTHER REQUIREMENT AT LAW OR IN EQUITY THAT PROVISIONS CONTAINED IN A CONTRACT BE CONSPICUOUSLY MARKED OR HIGHLIGHTED.

     17.18 Execution in Counterparts. This Agreement may be executed in counterparts, which shall when taken together constitute one valid and binding agreement.

     17.19 Affiliated Entity as Buyer and/or Operator. Notwithstanding any provisions herein to the contrary, this Agreement may be assigned to a third party or joint venture type entity affiliated with Buyer so identified by Buyer to Sellers at Buyer's option, upon written notice to Sellers no later than three
(3) Business Days prior the Closing Date. In the event Buyer elects to assign its rights hereunder to an affiliated entity Buyer shall provide to Sellers all pertinent information necessary for Sellers to prepare the Assignment and Bill of Sale to be delivered to and executed by the third party, which Assignment and Bill of Sale shall be in the form attached hereto as Exhibit N.

     Instead of Buyer succeeding Ricochet as operator, Buyer may designate an affiliate or affiliates of Buyer to so succeed Ricochet as operator (references herein to Buyer in the context of succession as operator shall be considered to include such designees.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

                            SELLERS

                            RICOCHET ENERGY, INC.
                            (for itself and on behalf of the Ricochet Parties identified in Addendum I)

                            By:
                               -------------------------------------------------
                               Jerry L. Hamblin, President

                            VAQUILLAS ENERGY EAST PEARSALL, LTD., LLP
                            By:  Vaquillas Energy Management, LLC
                            Its: General Partner

                            By:
                               -------------------------------------------------
                               James D. Walker, Managing Manager

                            VAQUILLAS ENERGY RE-ENTRY, LTD., LLP
                            By:  Vaquillas Energy Management, LLC
                            Its: General Partner

                            By:
                               -------------------------------------------------
                               James D. Walker, Managing Manager

                            JOB ENERGY PARTNERS II, LTD.
                            By:  JOB Energy, LLC
                            Its: General Partner

                            By:
                               -------------------------------------------------
                               James D. Walker, Managing Manager

                            LORD'S ENERGY, LTD.
                            By:  Lord's Energy Management, LLC
                            Its: General Partner

                            By:
                               -------------------------------------------------
                               James D. Walker, Managing Manager

                            HUBBERD-SMITH ENERGY INVESTMENTS, LTD.
                            By:  Hubberd-Smith, LLC
                            Its: General Partner

                            By:
                               -------------------------------------------------
                               Clayborne L. Nettleship, Manager

                            NETTLESHIP ENERGY INVESTMENTS, LTD.
                            By:  Nettleship Enterprises, Inc.
                            Its: General Partner

                            By:
                               -------------------------------------------------
                               Clayborne L. Nettleship, President

                            LAREDO GATEWAY ENERGY, LTD.
                            By:  Gateway Professional Builders, LC
                            Its: General Partner

                            By:
                               -------------------------------------------------
                               Gerardo G. Salinas, Manager

                            BORDEN JENKINS

                            BUYER

                            BARON ENERGY, INC.

                            By:
                               -------------------------------------------------
                               Ronnie L. Steinocher, President and CEO

                                   EXHIBIT "A"
          (Attached to Purchase and Sale Agreement dated May 29, 2014, between Ricochet Energy, Inc. et al. and Baron Energy, Inc.)

EAST PEARSALL (STEWART) PROSPECT

TRACT 1 - 1985 ACRES

Lease 1: Oil and Gas Lease dated August 13, 2009, from Federal Royalty LLC, as General Partner for Federal Royalty Partners, Ltd., as Lessor, to Sien Energy Company, as Lessee, recorded by Memorandum of Oil and Gas Lease in Volume 66, page 502, Official Public Records, Frio County, Texas, as amended, covering 1,985 acres of land, more or less, out of the A.B.&M. Survey 5, A-29, the A.B.&M. Survey 7, A-30, the A.B.&M. Survey 9, A-31, the R.H. Adcock Survey 10, A-1341 and the B.S.&F. Survey 1, A-111, Frio County, Texas.

Lease 2: Oil and Gas Lease dated March 26, 2009, from Cimarron Texas Minerals, Ltd., as Lessor, to Sien Energy Company, as Lessee, recorded by Memorandum of Oil and Gas Lease dated March 31, 2009 in Volume 67, page 831, Official Public Records, Frio County, Texas, as amended, covering 1,985 acres of land, more or less, being the same land described above in Lease 1.

Lease 3: Paid Up Oil and Gas Lease dated March 6, 2009, from Joseph M. Dawson, Jr., as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 504, Official Public Records, Frio County, Texas, as amended, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 4: Paid Up Oil and Gas Lease dated March 6, 2009, from Dorothy D. Burlage, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 508, Official Public Records, Frio County, Texas, as amended, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 5: Paid Up Oil and Gas Lease dated January 16, 2009, from Hager Oil & Gas, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 512, Official Public Records, Frio County, Texas, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 6: Paid Up Oil and Gas Lease dated September 28, 2009, from Bill Bishop, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 528, Official Public Records, Frio County, Texas, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 7: Paid Up Oil and Gas Lease dated September 28, 2009, from Robert L. Dow, Jr., as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 524, Official Public Records, Frio County, Texas, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 8: Paid Up Oil and Gas Lease dated September 28, 2009, from Wesley K. Winn, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 517, Official Public Records, Frio County, Texas, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 9: Paid Up Oil and Gas Lease dated September 28, 2009, from Tolar N. Hamblen, III, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 67, page 828, Official Public Records, Frio County, Texas, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 10: Paid Up Oil and Gas Lease dated September 28, 2009, from Ginger Busboom, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 521, Official Public Records, Frio County, Texas, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 11: Paid Up Oil and Gas Lease dated August 24, 2009, from Mark E. McCourt and wife, Susan McCourt, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 536, Official Public Records, Frio County, Texas, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 12: Paid Up Oil and Gas Lease dated August 24, 2009, from A.L. Furnace and wife, Pauline Furnace, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 532, Official Public Records, Frio County, Texas, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 13: Paid Up Oil and Gas Lease dated August 10, 2009, from Dickerson Resources, Arthur J. Milbarger and Joseph E. Stewart, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 540, Official Public Records, Frio County, Texas, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 14: Paid Up Oil and Gas Lease dated March 20, 2009, from Douglas C. Koch, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 544, Official Public Records, Frio County, Texas, as amended, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 15: Paid Up Oil and Gas Lease dated March 20, 2009, from Wayne A. Bissett, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 550, Official Public Records, Frio County, Texas, as amended, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 16: Paid Up Oil and Gas Lease dated December 3, 2007, from Clarence J. Fraser, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 556, Official Public Records, Frio County, Texas, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 17: Paid Up Oil and Gas Lease dated August 12, 2009, from Dorothy L. Hardin, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 559, Official Public Records, Frio County, Texas, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 18: Paid Up Oil and Gas Lease dated August 12, 2009, from Anne L. Madigan, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 563, Official Public Records, Frio County, Texas, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 19: Paid Up Oil and Gas Lease dated September 2, 2009, from Jessica Stansell, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 567, Official Public Records, Frio County, Texas, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 20: Paid Up Oil and Gas Lease dated March 24, 2009, from Thornton Davis Minerals, L.P., as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 570, Official Public Records, Frio County, Texas, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 21: Paid-Up Oil and Gas Lease dated September 1, 2009, from Stewart Information Services Corporation, as Lessor, to Sien Energy Company, as Lessee, recorded by Memorandum of Oil and Gas Lease in Volume 66, page 574, Official Public Records, Frio County, Texas, as amended, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 22: Paid-Up Oil and Gas Lease dated September 2, 2009, from Nathan Weaver, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 70, page 249, Official Public Records, Frio County, Texas, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 23: Paid-Up Oil and Gas Lease dated September 2, 2009, from Jesse Walker, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 73, page 621, Official Public Records, Frio County, Texas, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 24: Paid-Up Oil and Gas Lease dated March 23, 2011, from Wanda Weaver, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded in Volume 91, page 773, Official Public Records, Frio County, Texas, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

Lease 25: Paid Up Oil and Gas Lease dated June 23, 2011, from Charles McClain, as Receiver for Mineral Interests in Cause No. 11-03-00095CVF, for Nancy Brown et al., as Lessor, to Ricochet Energy, Inc., as Lessee, recorded in Volume 92, page 996, Official Public Records, Frio County, Texas, covering 1,985 acres of land, more or less, being the same land described in Lease 1.

TRACT 2 - 640 ACRES

Lease 1: Paid Up Oil and Gas Lease dated November 6, 2009, from Roxana Kelfer, Individually and as Trustee of the Louis A. Michael Trust, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 68, page 237, Official Public Records, Frio County, Texas, covering 640 acres of land, more or less, out of the E.A. Mudd Survey 8, A-1333, Frio County, Texas.

Lease 2: Paid Up Oil and Gas Lease dated November 6, 2009, from Lynn Kendrick, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 68, page 242, Official Public Records, Frio County, Texas, covering 640 acres of land, more or less, out of the E.A. Mudd Survey 8, A-1333, Frio County, Texas, being the same land described in Lease 1.

Lease 3: Paid Up Oil and Gas Lease dated November 6, 2009, from Caroline J. Wanke, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 68, page 247, Official Public Records, Frio County, Texas, covering 640 acres of land, more or less, out of the E.A. Mudd Survey 8, A-1333, Frio County, Texas, being the same land described in Lease 1.

Lease 4: Paid Up Oil and Gas Lease dated November 6, 2009, from Diana Morawski, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 68, page 251, Official Public Records, Frio County, Texas, covering 640 acres of land, more or less, out of the E.A. Mudd Survey 8, A-1333, Frio County, Texas, being the same land described in Lease 1.

Lease 5: Paid Up Oil and Gas Lease dated November 6, 2009, from Claudia Davis, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 68, page 255, Official Public Records, Frio County, Texas, covering 640 acres of land, more or less, out of the E.A. Mudd Survey 8, A-1333, Frio County, Texas, being the same land described in Lease 1.

          Wells                                  Sale WI             Sale NRI
          -----                                  -------             --------
Ricochet - Stewart No. 1 Well                   89.100000%          66.825000%
(API #42-163-33411 / RRC ID #_______)
Ricochet - Stewart No. 2 Well                   89.100000%          66.825000%
(API #42-163-33455 / RRC ID #_______)
Ricochet - Stewart-Michael Unit No. 1 Well      89.100000%          66.907685%*
(API #42-163-33535 / RRC ID #_______)
Ricochet - Stewart-Michael No. 2H Unit Well     89.100000%          66.825000%
(API #42-163-33550 / RRC ID #_______)
Ricochet - Stewart No. 4RE Well                 95.466809%          71.600107%**
(API #42-163-33585 / RRC ID #_______)

*These interests include an unleased 53/512 mineral interest in a 22.95-acre tract included within the boundaries of the subject pooled unit. Since the mineral interest remains unleased, but the land is included within the boundaries of the unit with the other interests in the acreage that are leased and pooled, we have allocated this interest to all of the working interest owners in proportion to their ownership of the working interest in the balance of the leases pooled in the subject unit.

*Sien Energy Company, LLC tendered its "non-consent" election to drill the subject well, resulting in forfeiture of its rights in the well and in the undeveloped portions of the Leases and depths based on the terms of the Operation Agreement covering this acreage. The non-consenting 6.6% working interest share has been divided among the other working interest owners in the well based on their elections to acquire their pro-rata shares of the non-consent interest.

BREAZEALE PROSPECT (NEAL TRUST UNIT)

Lease 1: Paid Up Oil and Gas Lease dated July 25, 2011, from Iven A. Neal and Ruby Neal, as Trustees of the Iven A. Neal and Ruby Neal Living Trust, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 95, page 113, Official Public Records, Frio County, Texas, insofar as and only insofar as said lease covers 148.37 acres of land, more or less, out of the B.S.&F. Survey No. 3, A-112, Frio County, Texas, being the lands pooled in the Ricochet Energy, Inc. - Neal Trust No. 1H Unit as described in a Declaration of Unit dated October 10, 2012, recorded in Volume 122, page 855, Official Records, Frio County, Texas.

Lease 2: Paid Up Oil and Gas Lease dated July 25, 2011, from James P. Neal and Coleen F. Neal, as Trustees of the James P. Neal and Coleen F. Neal Living Trust, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 95, page 110, Official Public Records, Frio County, Texas, insofar as and only insofar as said lease covers 148.37 acres of land, more or less, out of the B.S.&F. Survey No. 3, A-112, Frio County, Texas, being the lands pooled in the Ricochet Energy, Inc. - Neal Trust No. 1H Unit as described in a Declaration of Unit dated October 10, 2012, recorded in Volume 122, page 855, Official Records, Frio County, Texas, and being the same land described in Lease 1.

Lease 3: Oil and Gas Lease dated July 18, 2011, from Providence Minerals, LLC, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Oil and Gas Lease in Volume 95, page 116, Official Public Records, Frio County, Texas, insofar as and only insofar as said lease covers 127.9 acres of land, more or less, out of the B.S.&F. Survey No. 3, A-112, Frio County, Texas, being the lands pooled in the Ricochet Energy, Inc. - Neal Trust No. 1H Unit as described in a Declaration of Unit dated October 10, 2012, recorded in Volume 122, page 855, Official Records, Frio County, Texas, and being part of the same land described in Lease 1.

Lease 4: Oil and Gas Lease dated August 16, 2011, from Texas Osage Royalty Pool, Inc., as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Oil and Gas Lease in Volume 95, page 819, Official Public Records, Frio County, Texas, insofar as and only insofar as said lease covers 127.9 acres of land, more or less, out of the B.S.&F. Survey No. 3, A-112, Frio County, Texas, being the lands pooled in the Ricochet Energy, Inc. - Neal Trust No. 1H Unit as described in a Declaration of Unit dated October 10, 2012, recorded in Volume 122, page 855, Official Records, Frio County, Texas, and being part of the same land described in Lease 1.

Lease 5: Paid Up Oil and Gas Lease dated September 30, 2011, from Vicki Lee Gates and Sherri Lynn Tope, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 99, page 37, Official Public Records, Frio County, Texas, insofar as and only insofar as said lease covers 65.59 acres of land, more or less, out of the B.S.&F. Survey No. 3, A-112, Frio County, Texas, being the lands pooled in the Ricochet Energy, Inc. - Neal Trust No. 1H Unit as described in a Declaration of Unit dated October 10, 2012, recorded in Volume 122, page 855, Official Records, Frio County, Texas.

Lease 6: Paid Up Oil and Gas Lease dated October 14, 2011, from The Collis and Lucille Woodward Family Trust dated August 29, 1990, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 100, page 20, Official Public Records, Frio County, Texas, insofar as and only insofar as said lease covers 88.02 acres of land, more or less, out of the Frio County School Land League No. 1, A-310, Frio County, Texas, being the lands pooled in the Ricochet Energy, Inc. - Neal Trust No. 1H Unit as described in a Declaration of Unit dated October 10, 2012, recorded in Volume 122, page 855, Official Records, Frio County, Texas.

Lease 7: Paid Up Oil and Gas Lease dated October 14, 2011, from The Clyde E. and Valerie V. Woodward Family Trust dated November 12, 1996, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 100, page 18, Official Public Records, Frio County, Texas, insofar as and only insofar as said lease covers 88.02 acres of land, more or less, out of the Frio County School Land League No. 1, A-310, Frio County, Texas, being the lands pooled in the Ricochet Energy, Inc. - Neal Trust No. 1H Unit as described in a

Declaration of Unit dated October 10, 2012, recorded in Volume 122, page 855, Official Records, Frio County, Texas, and being the same land described in Lease 6.

          Wells                                  Sale WI             Sale NRI
          -----                                  -------             --------
Ricochet - Neal Trust No. 1H Unit Well           100.000%             75.000%
(API #42-163-33643 / RRC ID #_______)

MAXWELL PROSPECT

Lease 1: Paid Up Oil and Gas Lease dated December 22, 2011, from David Maxwell and wife, Kelli Maxwell et al., as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 105, page 918, Official Public Records, Frio County, Texas, covering 315 acres of land, more or less, out of the Pablo Ortiz Survey No. 1411, A-530, Frio County, Texas.

Lease 2: Paid Up Oil and Gas Lease dated January 18, 2012, from James E. Deutsch and wife, Patricia Deutsch, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Oil and Gas Lease in Volume 105, page 914, Official Public Records, Frio County, Texas, covering 372.37 acres of land, more or less, out of the A.B.&M. Survey 5, A-29 and the Pablo Ortiz Survey No. 1411, A-530, Frio County, Texas.

Lease 3: Paid Up Oil and Gas Lease dated January 3, 2012, from Howard M. Shelton, Jr., as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 105, page 916, Official Public Records, Frio County, Texas, covering 100.64 acres of land, more or less, out of the Pablo Ortiz Survey No. 1411, A-530, Frio County, Texas.

Lease 4: Paid Up Oil and Gas Lease dated March 3, 2012, from Lida O. Pitts, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 110, page 413, Official Public Records, Frio County, Texas, covering 50.32 acres of land, more or less, out of the Pablo Ortiz Survey No. 1411, A-530, Frio County, Texas, being a part of the same land described in Lease 3.

Lease 5: Paid Up Oil and Gas Lease dated March 27, 2012, from James Oliver Harle et al., as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 111, page 717, Official Public Records, Frio County, Texas, covering 50.32 acres of land, more or less, out of the Pablo Ortiz Survey No. 1411, A-530, Frio County, Texas, being a part of the same land described in Lease 3.

Lease 6: Paid Up Oil and Gas Lease dated January 17, 2012, from William R. Hoyle and wife, Mona Hoyle, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 106, page 130, Official Public Records, Frio County, Texas, covering 18.26 acres of land, more or less, out of the Pablo Ortiz Survey No. 1411, A-530, Frio County, Texas.

          Wells                                  Sale WI             Sale NRI
          -----                                  -------             --------
None                                            100.000%             75.000%

PETTY PROSPECT

Lease 1: Paid Up Oil and Gas Lease dated April 9, 2012, from David R. Petty and wife, Frankie Petty, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 110, page 781, Official Public Records, Frio County, Texas, covering 933.51 acres of land, more or less, out of the A.B.&M. Survey 5, A-29, the A.B.&M. Survey 7, A-30 and the A.B.&M. (W.T. Merriwether) Survey 6, A-963, Frio County, Texas.

Lease 2: Paid Up Oil and Gas Lease dated April 11, 2012, from Janell McDermand Trees, joined pro forma by her husband, Jerry F. Trees, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 110, page 779, Official Public Records, Frio County, Texas, covering
613.32 acres of land, more or less, out of the A.B.&M. Survey 5, A-29 and the A.B.&M. Survey 7, A-30, Frio County, Texas, being part of the same land described in Lease 1.

Lease 3: Paid Up Oil and Gas Lease dated April 18, 2012, from Jerry Leon Young, Jr., as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 113, page 400, Official Public Records, Frio County, Texas, covering 320.19 acres of land, more or less, out of the A.B.&M. (W.T. Merriwether) Survey 6, A-963, Frio County, Texas, being part of the same land described in Lease 1.

Lease 4: Paid Up Oil and Gas Lease dated April 18, 2012, from Patricia Riley Hines, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 112, page 181, Official Public Records, Frio County, Texas, covering 320.19 acres of land, more or less, out of the A.B.&M. (W.T. Merriwether) Survey 6, A-963, Frio County, Texas, being part of the same land described in Lease 1.

Lease 5: Paid Up Oil and Gas Lease dated April 18, 2012, from Peggy Riley Franell, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 112, page 179, Official Public Records, Frio County, Texas, covering 320.19 acres of land, more or less, out of the A.B.&M. (W.T. Merriwether) Survey 6, A-963, Frio County, Texas, being part of the same land described in Lease 1.

Lease 6: Paid Up Oil and Gas Lease dated April 18, 2012, from Janice Claire Palmer, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 111, page 713, Official Public Records, Frio County, Texas, covering 320.19 acres of land, more or less, out of the A.B.&M. (W.T. Merriwether) Survey 6, A-963, Frio County, Texas, being part of the same land described in Lease 1.

Lease 7: Paid Up Oil and Gas Lease dated April 18, 2012, from Mary Jo Wainscott, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 111, page 715, Official Public Records, Frio County, Texas, covering 320.19 acres of land, more or less, out of the A.B.&M. (W.T. Merriwether) Survey 6, A-963, Frio County, Texas, being part of the same land described in Lease 1.

Lease 8: Paid Up Oil and Gas Lease dated August 1, 2012, from Lucille Watson et al., as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 119, page 629, Official Public Records, Frio County, Texas, covering 320.19 acres of land, more or less, out of the A.B.&M. (W.T. Merriwether) Survey 6, A-963, Frio County, Texas, being part of the same land described in Lease 1.

Lease 9: Oil and Gas Lease dated April 16, 2012, from Methodist Childrens Home, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Oil and Gas Lease in Volume 111, page 711, Official Public Records, Frio County, Texas, covering 320.19 acres of land, more or less, out of the A.B.&M. (W.T. Merriwether) Survey 6, A-963, Frio County, Texas.

Lease 10: Paid Up Oil and Gas Lease dated May 15, 2012, from Edward Allen Keith, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid

Up Oil and Gas Lease in Volume 113, page 500, Official Public Records, Frio County, Texas, covering 10.105 acres of land, more or less, out of the A.B.&M. Survey 5, A-29 and the A.B.&M. Survey 7, A-30, Frio County, Texas.

Lease 11: Paid Up Oil and Gas Lease dated May 15, 2012, from Connie Gail Beane, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 113, page 502, Official Public Records, Frio County, Texas, covering 20.106 acres of land, more or less, out of the A.B.&M. Survey 5, A-29 and the A.B.&M. Survey 7, A-30, Frio County, Texas.

Lease 12: Paid Up Oil and Gas Lease dated May 15, 2012, from Sandra Eileen Keith, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Paid Up Oil and Gas Lease in Volume 113, page 504, Official Public Records, Frio County, Texas, covering 20.106 acres of land, more or less, out of the A.B.&M. Survey 5, A-29 and the A.B.&M. Survey 7, A-30, Frio County, Texas.

          Wells                                  Sale WI             Sale NRI
          -----                                  -------             --------
None                                             100.000%             75.000%

FRIO AUSTIN CHALK PROSPECT

(CULPEPPER AREA)

JANE T. CULPEPPER ET AL., LEASES

Lease 1: Oil and Gas Lease dated January 18, 2010, from Jane Culpepper, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded in Volume 70, page 672, Official Public Records, Frio County, Texas, as amended by Amendment of Oil and Gas Lease recorded in Volume 73, page 441, Official Public Records, Frio County, Texas, covering 718 acres of land, more or less, out of the J. E. Roberts Survey No. 4, A-903, the L.I.M. & C. Co. Survey No. 112, A-754 and the B.S. & F Survey No. 3, A-109, Frio County, Texas.

Lease 2: Oil and Gas Lease dated January 18, 2010, from John Culpepper, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded in Volume 70, page 675, Official Public Records, Frio County, Texas, as amended by Amendment of Oil and Gas Lease recorded in Volume 73, page 444, Official Public Records, Frio County, Texas, covering 593 acres of land, more or less, being a portion of the same land described above in Lease 1.

Lease 3: Oil and Gas Lease dated January 18, 2010, from Jim Culpepper, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded in Volume 70, page 678, Official Public Records, Frio County, Texas, as amended by Amendment of Oil and Gas Lease recorded in Volume 73, page 446, Official Public Records, Frio County, Texas, covering 593 acres of land, more or less, being a portion of the same land described above in Lease 1.

Lease 4: Oil and Gas Lease dated January 18, 2010, from Bill Culpepper, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded in Volume 70, page 681, Official Public Records, Frio County, Texas, as amended by Amendment of Oil and Gas Lease recorded in Volume 73, page 448, Official Public Records, Frio County, Texas, covering 593 acres of land, more or less, being a portion of the same land described above in Lease 1.

Lease 5: Oil and Gas Lease dated January 18, 2010, from Nancy C. Flores, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded in Volume 70, page 684, Official Public Records, Frio County, Texas, as amended by Amendment of Oil and Gas Lease recorded in Volume 73, page 450, Official Public Records, Frio County, Texas, covering 593 acres of land, more or less, being a portion of the same land described above in Lease 1.

          Wells                                  Sale WI             Sale NRI
          -----                                  -------             --------

Ricochet - Culpepper No. 1H Unit Well            100.000%             80.000%
(API #42-163-33480 / RRC ID #_______)
Ricochet - Culpepper No. 2H Unit Well            100.000%             80.000%
(API #42-163-33494 / RRC ID #_______)

JAMES W. CULPEPPER ET AL., LEASES - (3C LEASES)

Lease 1: Oil and Gas Lease dated February 3, 2010, from James Culpepper and wife, Kat Saunders, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded in Volume 70, page 765, Official Public Records, Frio County, Texas, covering
657.28 acres of land, more or less, out of the J. E. Roberts Survey No. 2, A-904 and the James Cummings Survey No. 105, A-269, Frio County, Texas.

Lease 2: Oil and Gas Lease dated February 3, 2010, from John Culpepper and wife, Andrea M. Culpepper, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded in Volume 70, page 770, Official Public Records, Frio County, Texas, covering
657.28 acres of land, more or less, being the same land described above in Lease 1.

Lease 3: Oil and Gas Lease dated February 3, 2010, from Joe Culpepper, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded in Volume 75, page 590, Official Public Records, Frio County, Texas, covering 104.14 acres of land, more or less, out of the J. E. Roberts Survey No. 2, A-904 and the James Cummings Survey No. 105, A-269, Frio County, Texas, being a portion of the same land described above in Lease 1.

Lease 4: Oil and Gas Lease dated October 31, 2010, from Tommy J. Muston and wife, Deborah A. Muston, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Oil and Gas Lease in Volume 83, page 692, Official Public Records, Frio County, Texas, covering 224.14 acres of land, more or less, out of the J. E. Roberts Survey No. 2, A-904 and the J. E. Roberts Survey No. 6, A-905, Frio County, Texas, being a portion of the same land described above in Lease 1.

          Wells                                  Sale WI             Sale NRI
          -----                                  -------             --------
Ricochet - 3C No. 1H Unit Well                  100.000%             79.715823%
(API #42-163-33508 / RRC ID #_______)
Ricochet - 3C No. 2H Unit Well                  100.000%             79.715823%
(API #42-163-33563 / RRC ID #_______)

KOTZEBUE LEASE

Oil and Gas Lease dated August 26, 2010, from David W. Kotzebue and wife, Deborah R. Kotzebue, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Oil and Gas Lease in Volume 79, page 752, Official Public Records, Frio County, Texas, originally covering 527.33 acres of land, more or less, out of the J. E. Roberts Survey No. 4, A-903, Frio County, Texas, insofar as and only insofar as said lease covers 400 acres of land, more or less, being the retained acreage allocated to the Kotzebue No. 1 Well according to the lease and the rules of the Railroad Commission of Texas.

          Wells                                  Sale WI             Sale NRI
          -----                                  -------             --------
Ricochet - Kotzebue No. 1 Well                  100.000%              75.000%
(API #42-163-33589 / RRC ID #_______)

RIGGAN LEASE

Oil and Gas Lease dated August 18, 2010, from James M. Riggan et al., as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Oil and Gas Lease in Volume 79, page 460, Official Public Records, Frio County, Texas, covering 709 acres of land, more or less, out of the B.S.&F. Survey No. 1, A-111, the

A.B.&M. Survey No. 9, A-31, the Mason Maney Survey No. 1-1/2, A-1452 and the B.S.&F. Survey No. 3, A-112, Frio County, Texas.

          Wells                                  Sale WI             Sale NRI
          -----                                  -------             --------
Ricochet - Riggan No. 1H Well                    100.000%             75.000%
(API #42-163-33573 / RRC ID #_______)
Ricochet - Riggan No. 2H Well                    100.000%             75.000%
(API #42-163-33593 / RRC ID #_______)

EXPRESS RE-ENTRY PROSPECTS

CANTU-HENDERSON UNIT

Ricochet Energy,  Inc. -  Cantu-Henderson  No. 1H Unit, being the pooled unit of
495.17 acres out of the J. Poitevent Survey No. 5, A-559 and the R.M. Harkness Survey No. 6, A-890, Frio County, Texas, as more particularly described in that certain Declaration of Unit dated September 24, 2010, executed by Ricochet Energy, Inc., recorded in Volume 81, page 174, Official Public Records, Frio County, Texas, pooling the acreage covered by the following described leases.

Lease 1: Oil, Gas and Mineral Lease dated September 17, 2008, from Herlinda G. Cantu, as Lessor, to Express Oil & Gas, as Lessee, recorded in Volume 57, page 798, Official Public Records, Frio County, Texas, (and also recorded by Memorandum of Oil and Gas Lease in Volume 57, page 796, Official Public Records, Frio County, Texas), as amended, covering 177.45 acres, more or less, out of the
J. Poitevent Survey No. 5, A-559, Frio County, Texas, all of the 177.45 acres covered by said lease, as more particularly described therein, being included in this unit.

Lease 2: Oil, Gas and Mineral Lease dated October 28, 2008, from Winfred Henderson and wife, Alice A. Henderson, as Lessor, to Express Oil & Gas, Co., as Lessee, recorded in Volume 60, page 193, Official Public Records, Frio County, Texas, covering 317.72 acres, more or less, out of the R. M. Harkness Survey No. 6, A-890 in Frio County, Texas and A-1014 in LaSalle County, Texas, all of the
317.72 acres covered by said lease, as more particularly described therein, being included in this unit.

Lease 3: Oil, Gas and Mineral Lease dated October 28, 2008, from Jimmy Henderson, as Lessor, to Express Oil & Gas, Co., as Lessee, recorded in Volume 60, page 200, Official Public Records, Frio County, Texas, covering 317.72 acres, more or less, out of the R. M. Harkness Survey No. 6, A-890 in Frio County, Texas and A-1014 in LaSalle County, Texas, all of the 317.72 acres covered by said lease, comprising the same lands described above in Lease 2, being included in this unit.

Lease 4: Oil, Gas and Mineral Lease dated October 28, 2008, from Selfa A. Garza, joined pro forma by her husband, Tino Garza, as Lessor, to Express Oil & Gas, Co., as Lessee, recorded in Volume 60, page 180, Official Public Records, Frio County, Texas, as ratified and amended, covering 317.72 acres, more or less, out of the R. M. Harkness Survey No. 6, A-890 in Frio County, Texas and A-1014 in LaSalle County, Texas, all of the 317.72 acres covered by said lease, comprising the same lands described above in Lease 2, being included in this unit.

Lease 5: Oil, Gas and Mineral Lease dated November 17, 2008, from Linda Green, joined pro forma by her husband, Ken Green, as Lessor, to Express Oil & Gas, Co., as Lessee, recorded in Volume 60, page 173, Official Public Records, Frio County, Texas, covering 317.72 acres, more or less, out of the R. M. Harkness Survey No. 6, A-890 in Frio County, Texas and A-1014 in LaSalle County, Texas, all of the 317.72 acres covered by said lease, comprising the same lands described above in Lease 2, being included in this unit.

Lease 6: Oil, Gas and Mineral Lease dated November 17, 2008, from Larry Myrick, as Lessor, to Express Oil & Gas, Co., as Lessee, recorded in Volume 60, page 187, Official Public Records, Frio County, Texas, covering 317.72 acres, more or less, out of the R. M. Harkness Survey No. 6, A-890 in Frio County, Texas and

A-1014 in LaSalle County, Texas, all of the 317.72 acres covered by said lease, comprising the same lands described above in Lease 2, being included in this unit.

Lease 7: Oil, Gas and Mineral Lease dated July 10, 2009, from Donna Myrick, as Lessor, to Express Oil & Gas, as Lessee, recorded by Memorandum of Oil, Gas and Mineral Lease in Volume 63, page 76, Official Public Records, Frio County, Texas, covering 317.72 acres, more or less, out of the R. M. Harkness Survey No. 6, A-890 in Frio County, Texas and A-1014 in LaSalle County, Texas, all of the
317.72 acres covered by said lease, comprising the same lands described above in Lease 2, being included in this unit.

Lease 8: Oil, Gas and Mineral Lease dated November 17, 2008, from Janice Hemphill, as Lessor, to Express Oil & Gas, Co., as Lessee, recorded in Volume 63, page 70, Official Public Records, Frio County, Texas, covering 317.72 acres, more or less, out of the R. M. Harkness Survey No. 6, A-890 in Frio County, Texas and A-1014 in LaSalle County, Texas, all of the 317.72 acres covered by said lease, comprising the same lands described above in Lease 2, being included in this unit.

          Wells                                  Sale WI             Sale NRI
          -----                                  -------             --------
Ricochet - Cantu-Henderson No. 1H Unit Well     100.000%             77.042448%
(API #42-163-33426 / RRC ID #12392)

HARRIS LEASE

Oil, Gas and Mineral Lease dated January 13, 1976, from William Donald Harris and wife, Mary Ann Harris, as Lessor, to Charles R. Stubblefield, as Lessee, recorded in Volume 342, page 485, Deed Records, Frio County, Texas, covering
735.00 acres, more or less, out of the William Webber Survey, A-668 and the G.B. Pilant Survey, A-540, Frio County, Texas, insofar as and only insofar as said lease covers 281.4 acres of land, more or less, around the Ricochet Energy, Inc.
- Harris No. 2 and Harris No. 3 Wells (but expressly excluding the well and wellbore for the Express Oil & Gas - Harris #4 Well [API # 42-163-32691]) in Frio County, Texas.

          Wells                                  Sale WI             Sale NRI
          -----                                  -------             --------
Ricochet - Harris No. 2 Well                     90.000%              67.500%
(API #42-163-32604 / RRC ID #15063)
Ricochet - Harris No. 3 Well                     90.000%              67.500%
(API #42-163-32647 / RRC ID #15063)



                                      [END]

                                   EXHIBIT "C"
          (Attached to Purchase and Sale Agreement dated May 29, 2014, between Ricochet Energy, Inc. et al. and Baron Energy, Inc.)

                           ASSIGNMENT AND BILL OF SALE

THE STATE OF TEXAS     )
                       : ss.
COUNTY OF FRIO         )

This Assignment and Bill of Sale, effective as of , 2014 ("Effective Date"), is by and between RICOCHET ENERGY, INC., a Texas corporation, RICOCHET INTERESTS, LTD., a Texas limited partnership, MAIER ENERGY INTERESTS, LP, a Texas limited partnership, G4S ENERGY, LTD., a Texas limited partnership, CRG ENERGY, Ltd., a Texas limited partnership, DCPMD ENERGY, LTD., a Texas limited partnership, STRICKER ENERGY, LTD., a Texas limited partnership, JRODS ENERGY INVESTMENTS, LTD., a Texas limited partnership, TRIPLE (H) ENERGY, LTD., a Texas limited partnership, MARVELL ENERGY, LTD., a Texas limited partnership, VAQUILLAS ENERGY EAST PEARSALL, LTD., a Texas limited partnership, VAQUILLAS ENERGY RE-ENTRY LTD., LLP, a Texas limited partnership, JOB ENERGY PARTNERS, II, LTD., a Texas limited partnership, LORD'S ENERGY, LTD., a Texas limited partnership, HUBBERD-SMITH ENERGY INVESTMENTS, LTD., a Texas limited partnership, NETTLESHIP ENERGY INVESTMENTS, LTD., a Texas limited partnership, LAREDO GATEWAY ENERGY, LTD., a Texas limited partnership, and BORDEN JENKINS, an individual (collectively the "Assignors", and each individually an "Assignor") and BARON ENERGY, INC., a Nevada corporation, whose address is 300 S. C.M. Allen Parkway, Suite 400, San Marcos, TX 78666, hereinafter referred to as "Assignee."

                                   WITNESSETH:

       For Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignors hereby grant, sell, convey, assign and transfer to Assignee, effective as of the Effective Date and subject to the matters set forth herein, the following:

       (a) All of Assignors' right, title and interest in, to and under or derived from the oil and gas leasehold interests, record title interests, operating rights interests, fee interests, mineral interests and overriding royalty interests described on Exhibit A (collectively, the "Leases");

       (b) All of Assignors' right, title and interest in and to, or derived from, all of the presently existing and valid unitization and pooling agreements and units (including all units formed by voluntary agreement and those formed under the rules, regulations, orders or other official acts of any governmental entity having appropriate jurisdiction) to the extent they relate to any of the interests which are expressly described on Exhibit A;

       (c) All of Assignors' right, title and interest in and to all oil, gas and associated liquid and gaseous hydrocarbons (collectively, the "Hydrocarbons") produced from or attributable to Assignors' interest in the Leases and attributable to the period from and after the Effective Date;

       (d) All of Assignors' right, title and interest in and to, or derived from, all of the presently existing and valid oil sales contracts, casing head gas sales contracts, gas sales contracts, processing contracts, gathering contracts, transportation contracts, easements, rights-of-way, servitudes, surface leases and other contracts (including the Material Contracts), to the extent the same are assignable and relate to any of the interests which are expressly described on Exhibit A;

       (e) All of Assignors' right, title and interest in and to all personal property and improvements (collectively, the "Equipment"), including without limitation, wells (whether producing, plugged and abandoned, shut-in, injection, disposal or water supply), tanks, boilers, platforms, buildings, fixtures, machinery, equipment, pipelines, utility lines, power lines, telephone lines, telegraph lines and other appurtenances located on, in, under and about the Leases, to the extent the same are situated upon and used or held for use by Assignors solely in connection with the ownership, operation, maintenance and repair of the interests which are expressly described on Exhibit A, subject to the reservations stated below;

       (f) All of Assignors' Records to the extent the same are assignable and relate to any of the interests which are expressly described on Exhibit A;

       (g) All franchises, licenses, permits, approvals, consents, certificates and other authorizations and other rights granted by governmental authorities and all certificates of convenience or necessity, immunities, privileges, grants and other rights that relate to the Properties or the ownership or operation of any thereof, to the extent the same are assignable (the "Permits"); and

       (h) All (i) accounts, instruments and general intangibles (as such terms are defined in the Uniform Commercial Code of Texas) attributable to the Properties with respect to any period of time on or after the Effective Date, and (ii) liens and security interests in favor of Assignors, whether choate or inchoate, under any law, rule or regulation or under any of the Material Contracts (a) arising from the ownership, operation or sale or other disposition of Hydrocarbons on or after the Effective Date of any of the Properties or (b) arising in favor of Assignors whether by contract or statute as the operator or non-operator of certain of the Properties.

       All of the foregoing property and contract rights, titles, and interests described above are hereinafter collectively called the "PURCHASED PROPERTIES." Any capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to such terms in the Purchase and Sale Agreement dated May 29, 2014 by and between Assignors and Assignee. Notwithstanding the foregoing, third-parties may rely on the terms of this Assignment alone to grant title to the Purchased Properties to the Assignee.

       TO HAVE AND TO HOLD the said Purchased Properties unto Assignee, its successors and assigns, forever subject to the terms, reservations, and conditions contained herein.

       All of the Purchased Properties, whether real or personal, are conveyed subject to a Special Warranty of Title, that the Purchased Properties are free and clear of and from any lien, claim, mortgage, or other encumbrance, whether similar or dissimilar, by any person claiming by, through, or under Assignors, and not otherwise.

       Assignors also hereby grant and transfer to Assignee, its successors and assigns, the benefit of the right to enforce the covenants and warranties, if any, which Assignors are entitled to enforce with respect to the Purchased Properties against Assignors' predecessors in title.

       By acceptance of this Assignment, on and after the Effective Date, Assignee assumes and agrees to pay, perform, and discharge all of Assignors' responsibilities, liabilities, and obligations related to the environmental condition of the Purchased Properties.

       Assignee hereby assumes and agrees to perform all duties and obligations of the Assignors, present, past, and future, applicable to the operations or prescribed in the leases and all contracts, including the Material Contracts, covered hereby.

       Assignee agrees to defend, indemnify, and hold harmless Assignors from and against all losses, costs, claims, demands, suits, liability, and expenses with respect to the Purchased Properties which arise out of or relate to Assignee's ownership and/or operation of such properties, or which in any manner relates to the condition of the premises and equipment with regard to any event or occurrence occurring after the Effective Date.

       This Assignment may be executed in counterparts, which shall when taken together constitute one valid and binding agreement. If counterparts of this Assignment are executed, the signature pages and acknowledgments from various counterparts may be combined into one composite instrument for all purposes.

       IN WITNESS WHEREOF, this Assignment is executed by the parties on the date of their respective acknowledgments below, but shall be effective for all purposes as of the Effective Date.

                                  ASSIGNORS

Ricochet Energy, Inc.                     Ricochet Interests, Ltd.
                                          By: Ricochet Management, LLC,
                                              General Partner

--------------------------------------    --------------------------------------
By: Jerry L. Hamblin, President           By:  Jerry L. Hamblin, Manager

Maier Energy Interests, LP                G4S Energy, Ltd.
By: Maier Energy Management LLC,          By: Regallaw, LLC, General Partner
    General Partner

--------------------------------------    --------------------------------------
By:  Christopher S. Maier, Manager        By:  Ray Gallaway, Jr., Manager

DCPMD Energy, Ltd.                        CRG Energy, Ltd.
By:  DCPMD Energy Management, LLC,        By: CRG Energy Management, LLC,
     General Partner                          General Partner

--------------------------------------    --------------------------------------
By: Dallas R. Plattner, Manager           By: Lisa R. Garcia, Manager

JRODS Energy Investments, Ltd.            Stricker Energy, Ltd.
By: JRODS Energy Management, LLC,         By: Stricker EMC, LLC, General Partner
    General Partner

--------------------------------------    --------------------------------------
By: J.R. Rodriguez, Manager               By: Roy L. Stricker, Manager

Triple (H) Energy, Ltd.                   MarVell Energy, Ltd.
By: 3H Family Interests, LLC,             By: MarVell Management, LLC,
    General Partner                           General Partner

--------------------------------------    --------------------------------------
By: Jerry L. Hamblin, Manager             By: Jerry L. Hamblin, Manager

Vaquillas Energy East Pearsall,
Ltd., LLP                                 Vaquillas Energy Re-Entry Ltd., LLP
By:  Vaquillas Energy Management, LLC     By:  Vaquillas Energy Management, LLC
Its: General Partner                      Its: General Partner

--------------------------------------    --------------------------------------
By: James D. Walker, Managing Member      By: James D. Walker, Managing Member

JOB Energy Partners II, Ltd.              Lord's Energy, Ltd.
By: JOB Energy, LLC, General Partner      By: Lord's Energy Management, LLC
                                              General Partner

--------------------------------------    --------------------------------------
By: James D. Walker, Managing Member      By: James D. Walker, Managing Member

Hubberd-Smith Energy Investments, Ltd.    Nettleship Energy Interests, Ltd.
By: Hubberd-Smith, LLC,                   By: Nettleship Enterprises, Inc.
    General Partner                           General Partner

--------------------------------------    --------------------------------------
By: Clayborne L. Nettleship, Manager      By: Clayborne L. Nettleship, President

Laredo Gateway Energy, Ltd.
By: Gateway Professional Builders, LC
    General Partner

--------------------------------------    --------------------------------------
By: Gerardo G. Salinas, Manager           Borden Jenkins


                                  ASSIGNEE

                                         Baron Energy, Inc.

Date:                                    By:
     ---------------------------------   --------------------------------------
                                         Ronnie L. Steinocher, President and CEO

      [Acknowledgments and Exhibit A to be included on Execution Original.]

                                   EXHIBIT "D"
          (Attached to Purchase and Sale Agreement dated May 29, 2014, between Ricochet Energy, Inc. et al. and Baron Energy, Inc.)

FORM OF SELLER'S CERTIFICATE

                           SELLER'S CERTIFICATE

     Reference is made to that certain Purchase and Sale Agreement dated as of May ___, 2014 (the "PSA"), by and between _________________, a _____________
("Seller"), the other parties named therein as "Sellers", and Baron Energy, Inc., a Nevada corporation ("Buyer"). Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the PSA.

     I, __________________, do hereby certify that I am the duly elected and acting _________________ of Seller and, in such capacity, I further certify on behalf of Seller to Buyer that:

     All representations and warranties of Seller contained in the PSA are true and correct in all material respects at and as of the Closing as though made at and as of such time.

     IN WITNESS WHEREOF, Seller has caused this certificate to be executed on its behalf by the undersigned as of , 2014.

[COMPANY NAME]

By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------



                                      [END]

                                   EXHIBIT "E"
          (Attached to Purchase and Sale Agreement dated May 29, 2014, between Ricochet Energy, Inc. et al. and Baron Energy, Inc.)

FORM OF NON-FOREIGN AFFIDAVIT

                              NON-FOREIGN AFFIDAVIT
                      Exemption from Withholding of Tax For
                  Dispositions of U. S. Real Property Interests

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Baron Energy, Inc. that withholding of tax is not required upon the disposition of a U.S. real property interest by ___________________, the undersigned hereby certifies the following:

     (1) The undersigned is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate for purposes of
          U. S. income taxation;

     (2)  The taxpayer identifying number for ___________ is ____________;

     (3)  The home office address of the undersigned is _____________________.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by Baron Energy, Inc. and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare I have authority to sign this document.

DATED this _________ day of ____________, 2014.

[COMPANY NAME]


By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------


                                      [END]

                                   EXHIBIT "F"
          (Attached to Purchase and Sale Agreement dated May 29, 2014, between Ricochet Energy, Inc. et al. and Baron Energy, Inc.)

LIST OF MATERIAL CONTRACTS

EAST PEARSALL (STEWART) PROSPECT

Participation Agreement (East Pearsall Prospect) dated effective January 15, 2010, between Ricochet Energy, Inc., as Operator, and Sien Energy Company et al., as Participants, together with Joint Operating Agreement dated effective January 15, 2010 attached thereto, unrecorded.

Participation Agreement (East Pearsall Prospect) dated effective May 1, 2010, between Ricochet Energy, Inc., as Operator, and Ricochet Interests, Ltd. et al., as Participants, unrecorded.

Letter Agreement dated February 24, 2011, between Ricochet Energy, Inc., and Borden Jenkins, unrecorded, setting forth certain agreements to purchase interests in the East Pearsall Prospect Leases from Borden Jenkins.

Letter  Agreements dated June 1, 2012,  between Ricochet Energy,  Inc., and Sien
Energy Company, LLC and Mark Thompson, unrecorded, setting forth certain agreements to purchase certain interests in the East Pearsall Prospect Leases from Sien Energy Company, LLC and Mark Thompson.

Eastex Crude Company Contract No. 4900, as amended (currently Amendment #18), dated March 26, 2010, between Eastex Crude Company, and Ricochet Energy, Inc., setting forth the terms for sales of crude oil from wells located in Frio County.

Base Contract for Sale and Purchase of Natural Gas, undated, between Faraday Pipeline Co., as purchaser, and Ricochet Energy, Inc., as seller, unrecorded.

BREAZEALE PROSPECT (NEAL TRUST UNIT)

Participation Agreement (Breazeale Prospect) dated effective August 1, 2012, between Ricochet Energy, Inc., as Operator, and Ricochet Interests, Ltd. et al., as Participants, together with Joint Operating Agreement dated effective August 1, 2012 attached thereto, unrecorded.

MAXWELL PROSPECT

Letter Agreements dated January 24, 2012, between Ricochet Energy, Inc. and Vaquillas Energy, Ltd., JOB Energy II, Ltd., Lord's Energy, Ltd., Hubberd-Smith Energy Investments, Ltd., Nettleship Energy Interests, Ltd. and Laredo Gateway Energy, Ltd., setting forth elections to participate in drilling and development activities on the referenced prospect area.

PETTY PROSPECT

Letter Agreements dated April 16, 2012, between Ricochet Energy, Inc. and Vaquillas Energy, Ltd., JOB Energy II, Ltd., Lord's Energy, Ltd., Hubberd-Smith Energy Investments, Ltd., Nettleship Energy Interests, Ltd. and Laredo Gateway Energy, Ltd., setting forth elections to participate in drilling and development activities on the referenced prospect area.

FRIO AUSTIN CHALK PROSPECT
(CULPEPPER, 3C, KOTZEBUE AND RIGGAN)

Participation Agreement (Frio Austin Chalk Prospect) dated effective June 1, 2011, between Ricochet Energy, Inc., as Operator, and Ricochet Interests, Ltd. et al., as Participants, together with Joint Operating Agreement dated effective June 1, 2011 attached thereto, unrecorded.

Agreement dated April 21, 2010, between Sien Energy Company, Ricochet Energy, Inc. and Goodrich Petroleum Company, L.L.C., regarding the sale and conveyance of certain rights below the top of the Eagleford formation to Goodrich Petroleum in the "Culpepper" Leases listed therein, unrecorded.

EXPRESS RE-ENTRY PROSPECTS
(CANTU-HENDERSON UNIT AND HARRIS LEASE)

Participation Agreement (Express Re-entry Prospects) dated effective July 15, 2009, between Ricochet Energy, Inc., as Operator, and Express Oil & Gas, Mark Pinson and Rustic Oil & Gas, L.L.C., covering the Cantu/Henderson Leases and the Harris Lease in Frio County, unrecorded.

Operating  Agreement  dated July 15, 2009,  between  Ricochet  Energy,  Inc., as
Operator, and Express Oil & Gas, as non-operator, recorded by Memorandum of Operating Agreement and Financing Statement dated effective July 15, 2009, in Volume 63, page 442, Official Records, Frio County, Texas, covering the Cantu/Henderson Lease Prospect.

Operating Agreement dated July 15, 2009, between Ricochet Energy, Inc., as Operator, and Express Oil & Gas and Rustic Oil & Gas, L.L.C., as non-operators, recorded by Memorandum of Operating Agreement and Financing Statement dated effective July 15, 2009, in Volume 63, page 435, Official Records, Frio County, Texas, covering the Harris Lease (Re-entry) Prospect.

Participation Agreement (Express Re-entry Prospects) dated effective November 10, 2009, between Ricochet Energy, Inc., as Operator, and Ricochet Interests, Ltd. et al, as Participants, covering the Cantu/Henderson Leases and the Harris Lease in Frio County, unrecorded.

Gas Sales and Purchase Agreement dated December 1, 2010, between Frio LaSalle Pipeline, LLC, and Ricochet Energy, Inc., regarding sales of gas from the Cantu-Henderson No. 1H well in Frio County.

Salt Water Disposal Agreement dated effective September 1, 2012, between Manuel Cantu Family Trust, as Owner, and Ricochet Energy, Inc., as Operator, regarding disposal of salt water from the Cantu-Henderson No. 1H Well into the wellbore of the former Cantu No. 1 Well, unrecorded.


                                      [END]

                                   EXHIBIT "G"
          (Attached to Purchase and Sale Agreement dated May 29, 2014, between Ricochet Energy, Inc. et al. and Baron Energy, Inc.)

LITIGATION AND CLAIMS

JOB Energy Partners II, Ltd. (a Texas limited partnership) expressly reserves to itself, its successors and assigns, and does not bargain, assign, transfer, sell or convey any rights or interests it has individually and as assignee of JOB Energy Partners, Ltd. (a Texas limited partnership) in the following:

     1. claims against Thomas A. Lamont, Rosendo A. Carranco, L.O.G. Energy Development, Ltd. (a Texas limited partnership), and Montecristo Energy Development II, Ltd. (a Texas limited partnership) made the basis of that certain lawsuit styled Vaquillas Energy, Ltd., et al., vs. Thomas A. Lamont, et al., Cause No. 2008-CVF-00353-D1, in the 49th District Court of Webb County, Texas, affirmed by the 4th Court of Appeals in San Antonio, and which is currently on appeal at the Texas Supreme Court;
     2. that certain Final Judgment in favor of JOB Energy Partners II, Ltd. individually and as assignee of JOB Energy Partners, Ltd. in that certain lawsuit styled Vaquillas Energy, Ltd., et al., vs. Thomas A. Lamont, et al., Cause No. 2008-CVF-00353-D1, in the 49th District Court of Webb County, Texas; and
     3. all right, title, and interest under that certain Agreement for Transfer of Prospect to Explore and Develop Oil, Gas, and Related Hydrocarbons entered into as of October 19, 2006 between JOB Energy Partners Ltd. and JOB Energy Partners II, Ltd.

Ricochet Energy, Inc. (a Texas corporation) expressly reserves to itself, its successors and assigns, and does not bargain, assign, transfer, sell or convey any rights or interests it has in the following:

     1. claims or counterclaims against Thomas A. Lamont, L.O.G. Energy Development, Ltd., L.O.G. Energy Management, LLC, Rosendo A. Carranco, Montecristo Energy II, Ltd. and Montecristo Management II, LLC in that certain lawsuit styled Thomas A. Lamont et al., vs. Jerry L. Hamblin, et al., Cause No. 2008-CVF-000665-D2, in the 111th District Court of Webb County, Texas, reversed in part by the 4th Court of Appeals in San Antonio.


                                      [END]

                                    EXHIBIT H
           Attached to Purchase and Sale Agreement dated May 29, 2014 between Ricochet Energy, Inc. et al. and Baron Energy, Inc.

                                   EXHIBIT "I"
          (Attached to Purchase and Sale Agreement dated May 29, 2014, between Ricochet Energy, Inc. et al. and Baron Energy, Inc.)

GAS IMBALANCES

NONE


                                      [END]

                                   EXHIBIT "J"
          (Attached to Purchase and Sale Agreement dated May 29, 2014, between Ricochet Energy, Inc. et al. and Baron Energy, Inc.)

CONSENTS AND PREFERENTIAL RIGHTS

EAST PEARSALL (STEWART) PROSPECT

Lease 1: Oil and Gas Lease dated August 13, 2009, from Federal Royalty LLC, as General Partner for Federal Royalty Partners, Ltd., as Lessor, to Sien Energy Company, as Lessee, recorded by Memorandum of Oil and Gas Lease in Volume 66, page 502, Official Public Records, Frio County, Texas, as amended.
     * Consent to assignment required (Section 8), not to be unreasonably withheld.

Lease 2: Oil and Gas Lease dated March 26, 2009, from Cimarron Texas Minerals, Ltd., as Lessor, to Sien Energy Company, as Lessee, recorded by Memorandum of Oil and Gas Lease dated March 31, 2009 in Volume 67, page 831, Official Public Records, Frio County, Texas, as amended.
     *    Consent to assignment required (Section 7).

Lease 14: Paid Up Oil and Gas Lease dated March 20, 2009, from Douglas C. Koch, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 544, Official Public Records, Frio County, Texas, as amended.
     * Assignment is not effective until Lessor is furnished with a copy (Section 23).

Lease 15: Paid Up Oil and Gas Lease dated March 20, 2009, from Wayne A. Bissett, as Lessor, to Sien Energy Company, as Lessee, recorded in Volume 66, page 550, Official Public Records, Frio County, Texas, as amended.
     * Assignment is not effective until Lessor is furnished with a copy (Section 23).

Lease 21: Paid-Up Oil and Gas Lease dated September 1, 2009, from Stewart Information Services Corporation, as Lessor, to Sien Energy Company, as Lessee, recorded by Memorandum of Oil and Gas Lease in Volume 66, page 574, Official Public Records, Frio County, Texas, as amended.
     * Assignment is not binding on Lessor until Lessor is furnished with a copy (Section 9.0).

BREAZEALE PROSPECT (NEAL TRUST UNIT)

Lease 3: Oil and Gas Lease dated July 18, 2011, from Providence Minerals, LLC, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Oil and Gas Lease in Volume 95, page 116, Official Public Records, Frio County, Texas.
     * Consent to assignment required (Section 8), not to be unreasonably withheld or delayed.

Lease 4: Oil and Gas Lease dated August 16, 2011, from Texas Osage Royalty Pool, Inc., as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Oil and Gas Lease in Volume 95, page 819, Official Public Records, Frio County, Texas.
     * Consent to assignment required (Section 6), for any assignments of operating rights.

MAXWELL PROSPECT

None

PETTY PROSPECT

None

FRIO AUSTIN CHALK PROSPECT
     CULPEPPER & 3C LEASES

None

KOTZEBUE LEASE

Oil and Gas Lease dated August 26, 2010, from David W. Kotzebue and wife, Deborah R. Kotzebue, as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Oil and Gas Lease in Volume 79, page 752, Official Public Records, Frio County, Texas.

* Consent to assignment required (Section XI), not to be unreasonably withheld or delayed, and no assignment shall be binding on lessor until a recorded copy is delivered to lessor.

RIGGAN LEASE

Oil and Gas Lease dated August 18, 2010, from James M. Riggan et al., as Lessor, to Ricochet Energy, Inc., as Lessee, recorded by Memorandum of Oil and Gas Lease in Volume 79, page 460, Official Public Records, Frio County, Texas.

* Consent to assignment required (Section XV.(a)), not to be unreasonably withheld or delayed, and no assignment will be effective until a copy is delivered to lessor.

EXPRESS RE-ENTRY PROSPECTS
(CANTU-HENDERSON UNIT AND HARRIS LEASE)

Salt Water Disposal Agreement dated effective September 1, 2012, between Manuel Cantu Family Trust, as Owner, and Ricochet Energy, Inc., as Operator, regarding disposal of salt water from the Cantu-Henderson No. 1H Well into the wellbore of the former Cantu No. 1 Well, unrecorded.

* This agreement shall not be assigned without first obtaining prior written consent (Section 17) from the Owner.


                                      [END]

                                   EXHIBIT "K"
          (Attached to Purchase and Sale Agreement dated May 29, 2014, between Ricochet Energy, Inc. et al. and Baron Energy, Inc.)

VIOLATIONS OF LAWS

None


                                      [END]

                                   EXHIBIT "L"
          (Attached to Purchase and Sale Agreement dated May 29, 2014, between Ricochet Energy, Inc. et al. and Baron Energy, Inc.)

PRODUCTION SALES MATTERS

NONE


                                      [END]

                                   EXHIBIT "M"
          (Attached to Purchase and Sale Agreement dated May 29, 2014, between Ricochet Energy, Inc. et al. and Baron Energy, Inc.)

CAPITAL COMMITMENTS

NONE



                                      [END]

                                   ADDENDUM I

Identification of the Ricochet Parties

Ricochet Interests, Ltd., a Texas limited partnership

Maier Energy Interests, LP, a Texas limited partnership

G4S Energy, Ltd., a Texas limited partnership

CRG Energy, Ltd., a Texas limited partnership

DCPMD Energy, Ltd., a Texas limited partnership

Stricker Energy, Ltd., a Texas limited partnership

JRODS Energy Investments, Ltd., a Texas limited partnership

Triple (H) Energy, Ltd., a Texas limited partnership

MarVell Energy, Ltd., a Texas limited partnership

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